Exhibit 10.52

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXECUTION VERSION

CREDIT AGREEMENT

dated as of January 10, 2019

among

NCL CORPORATION LTD.,
as Borrower,

THE LENDERS PARTY HERETO,

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent and as Collateral Agent

NORDEA BANK ABP, NEW YORK BRANCH,

MIZUHO BANK, LTD.,

MufG BANK, ltd.,

and

skandinaviska enskilda banken ab (publ),

as Joint Bookrunners and Arrangers

and

NORDEA BANK ABP, NEW YORK BRANCH,

MIZUHO BANK, LTD.,

MufG BANK, ltd.,

and

skandinaviska enskilda banken ab (publ),
as Co-Documentation Agents

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- ii -

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	[reserved]
Exhibit G	Form of Ship Mortgage
Exhibit H	Form of Earnings Assignment
Exhibit I	Form of Insurance Assignment
Exhibit J	[reserved]
Exhibit K	[reserved]
Exhibit L	Forms of Note
Exhibit M	Form of Perfection Certificate
Exhibit N	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibits O-1 to O-4	Forms of Tax Certificates

Schedule 1.01(a)	Immaterial Subsidiaries
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.07(c)	Intellectual Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.17	UCC Filing Jurisdictions
Schedule 3.20	Insurance
Schedule 4.02(b)	Local Counsel
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.09	Contractual Encumbrances
Schedule 10.01	Notice Information

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CREDIT AGREEMENT dated as of January 10, 2019 (this “Agreement”), among NCL CORPORATION LTD., a Bermuda company (“NCL”, the “Company” or the “Borrower”), the LENDERS party hereto from time to time, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Delayed Draw Term Loans within the Availability Period in an aggregate principal amount not to exceed $230,000,000;

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.         Defined Terms.   As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (after giving effect to any minimum rate set forth therein) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for the applicable Class of Loans in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 10.21(a).

“Agents” shall mean the Administrative Agent, the Collateral Agent and the Mortgage Trustee.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.

“Amended Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Company or the Company’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean (i) in the case of ABR Loans, (a) from and including the Closing Date to and excluding the Initial Delayed Draw Term Loan Maturity Date, 0.00% per annum and (b) from and after the Initial Delayed Draw Term Loan Maturity Date, 0.10% and (ii) in the case of Eurocurrency Loans, (a) from the Closing Date to and excluding the Initial Delayed Draw Term Loan Maturity Date, 1.00% per annum and (b) from and after the Initial Delayed Draw Term Loan Maturity Date, 1.10%.

“Approved Broker” shall mean Brax Shipping AS; Barry Rogliano Salles S.A., Paris; Clarksons, London; Rocca & Partners S.R.L., Genova; Fearnsale, a division of Astrup Fearnley AS, Oslo; any affiliate of the foregoing; or any other independent sale and purchase ship brokerage firm nominated by the Company and approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).

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“Approved Insurance Evaluator” shall mean (a) BankAssure, a division of Aon Corporation, or (b) any other firm of established and reputable independent marine insurance brokers or other professional advisors on insurance matters appointed by the Company and approved by the Administrative Agent (such approval not to be withheld unreasonably), which other firm has not placed or otherwise acted on behalf of any of the Loan Parties in connection with any of the insurances to be covered within any insurance report required under Section 5.12.

“Approved Manager” shall mean NCL (Bahamas) Ltd. d/b/a NCL, a company incorporated in and existing under the laws of Bermuda, or one or more affiliates of the Company, or any other company approved by the Administrative Agent (such approval not to be withheld unreasonably) from time to time as the technical manager of the Mortgaged Vessel.

“Arranger” shall mean, collectively, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower or the Subsidiary Guarantor.

“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Company (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Assignment Taxes” shall have the meaning given such term in the definition of the term “Other Taxes.”

“Assignor” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Availability Period” shall mean, with respect to the Delayed Draw Term Loan Commitments, the period from and including the Closing Date to and including April 1, 2019.

“Bahamas” shall mean the Commonwealth of The Bahamas.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of the term “Cumulative Credit.”

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 10.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $3,000,000.

“Borrowing Multiple” shall mean $1,000,000.

“Borrowing Request” shall mean a request by the Company, in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Oslo and Stockholm are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

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“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that obligations of the Company or its Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Subsidiaries, either existing on December 31, 2018 or created thereafter that (a) initially were not included on the consolidated balance sheet of the Company as capital or finance lease obligations and were subsequently recharacterized as capital or finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Subsidiaries were required to be characterized as capital or finance lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on December 31, 2018 and were required to be characterized as finance lease obligations but would not have been required to be treated as finance lease obligations on December 31, 2018 had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness; provided further, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness or Capital Lease Obligations.

“Cash Interest Expense” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Company or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the Company and the Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or any amendment of this Agreement.

A “Change in Control” shall be deemed to occur if:

(a)          (i) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Company or a Permitted Holder, (B) appointed or approved by directors so nominated nor (C) appointed by a Permitted Holder or (ii) a “change of control” (or similar event) shall occur under any Permitted Ratio Debt, a Senior Unsecured Notes Indenture or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock;

(b)          any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Company’s Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in the Company’s Equity Interests; or

(c)          a “Change of Control” occurs, as such term is defined under the Senior Unsecured Notes Indentures.

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“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.08.

“Class” shall mean (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Delayed Draw Term Loans, Refinancing Term Loans or Extended Term Loans and (b) when used in respect of any Commitment, whether such Commitment is a Delayed Draw Term Loan Commitment, a Refinancing Term Loan Commitment or an Extended Term Loan Commitment.

“Classification Society” shall mean, in respect of the Mortgaged Vessel, Bureau Veritas, the American Bureau of Shipping, Lloyd’s Register of Shipping, Det norske Veritas, or such other classification society that is a member of the International Association of Classification Societies (IACS) as selected by the Company that is reasonably acceptable to the Administrative Agent.

“Closing Date” shall mean January 10, 2019.

“Co-Documentation Agents” shall mean, collectively, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Vessel and all other property that is subject or purported to be subject to any Lien in favor of the Administrative Agent, the Collateral Agent, the Mortgage Trustee or any Subagent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties.

“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, among the Subsidiary Guarantor and the Collateral Agent.

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“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)          on the Closing Date, the Collateral Agent shall have received a counterpart of the Collateral Agreement duly executed and delivered on behalf of the Subsidiary Guarantor and the Perfection Certificate duly executed and delivered on behalf of each Loan Party;

(b)          on the Closing Date, the Collateral Agent shall have received (x) the Subsidiary Guarantor Pledge Agreement duly executed and delivered by the holder of Equity Interests of the Subsidiary Guarantor (and, if required under the applicable governing law, the Subsidiary Guarantor), effecting pledges of all the issued and outstanding Equity Interests of the Subsidiary Guarantor, together with (y) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(c)          on the Closing Date, the Collateral Agent shall have received all Instruments (as defined in the Collateral Agreement) that are held by a Loan Party and required to be pledged pursuant to the applicable Security Document, together with instruments of transfer with respect thereto endorsed in blank;

(d)          on the Closing Date, except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and United States Copyright Office and similar filings, instruments and registrations in any applicable jurisdiction, and all other actions required by law or reasonably requested by the Collateral Agent to be taken, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been taken, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(e)          except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder;

(f)          on the Closing Date, the Collateral Agent shall have received (x) counterparts of the Vessel Mortgage to be entered into with respect to the Mortgaged Vessel duly executed and delivered by the registered owner of the Mortgaged Vessel and suitable for registration and recording with the National Vessel Documentation Center of the United States Coast Guard and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under the Vessel Mortgage or otherwise as the Collateral Agent or Mortgage Trustee may reasonably request with respect to the Vessel Mortgage or Mortgaged Vessel;

(g)          on the Closing Date, the Collateral Agent shall have received (x) counterparts of the Earnings Assignment to be entered into with respect to the Mortgaged Vessel duly executed and delivered by the Subsidiary Guarantor and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under the Earnings Assignment or otherwise as the Collateral Agent may reasonably request with respect to the Earnings Assignment;

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(h)          on the Closing Date, the Collateral Agent shall have received (x) counterparts of (A) the Insurance Assignment to be entered into with respect to the Mortgaged Vessel duly executed and delivered by the Subsidiary Guarantor and (B) the Insurance Assignment to be entered into with respect to the Mortgaged Vessel duly executed and delivered by the Company and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under the Insurance Assignment or otherwise as the Collateral Agent or the Mortgage Trustee may reasonably request with respect to the Insurance Assignment;

(i)           in the case of any Subsidiary that becomes an owner of the Mortgaged Vessel after the Closing Date, (i) the Administrative Agent and the Collateral Agent shall have received the documents required by Section 5.10(g), and (ii) all the issued and outstanding Equity Interests of such Subsidiary shall have been pledged pursuant to a Security Document, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(j)           after the Closing Date, (i) all the Equity Interests of the Subsidiary Guarantor issued after the Closing Date shall have been pledged pursuant to the Subsidiary Guarantor Pledge Agreement, and (ii) all other Equity Interests of any other Subsidiary that are acquired by the Subsidiary Guarantor after the Closing Date shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank; and

(k)          after the Closing Date, the Administrative Agent or the Collateral Agent (as applicable) shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Administrative Agent or the Collateral Agent (as applicable), evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean with respect to any Lender, such Lender’s Delayed Draw Term Loan Commitment, Refinancing Term Loan Commitment or Extended Term Loan Commitment.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, unless the grant of the Loan to such Conduit Lender is made with the Company’s prior written consent (not to be unreasonably withheld or delayed) or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Company and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Debt Service” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period (it being understood that scheduled principal amortization does not include balloon payments (for purposes of this definition, “balloon payments” shall not include any scheduled repayment installment of such Indebtedness for borrowed money which forms part of the balloon) or any prepayments).

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(a)          any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, and fees, expenses or charges related to any offering of Equity Interests, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case, shall be excluded,

(b)          any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)          any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Company) shall be excluded,

(d)          any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(e)          (i) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i),

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(f)          Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(g)          any increase in amortization or depreciation or any non-cash charges or increases or reductions in Net Income resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated on or after the Closing Date shall be excluded,

(h)          any non-cash impairment charges resulting from the application of ASC 350 and ASC 360, and the amortization of intangibles and other fair value adjustments arising pursuant to ASC 805, shall be excluded,

(i)           any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded,

(j)           accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded; provided that to the extent (i) any such accrual or reserve is later reduced or eliminated or (ii) any cash expenditure is later incurred with respect to such accrual or reserve, then in each case a corresponding amount shall be included in Consolidated Net Income in the same period,

(k)          non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded,

(l)           any gain, loss, income, expense or charge resulting from the application of last in first out accounting shall be excluded,

(m)         currency translation gains and losses related to currency re-measurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(n)          to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n), and

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(o)          non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Collateral Agreement.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)          $[*], plus:

(b)          an amount (which amount shall not be less than zero) equal to [*]% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at such date, plus

(c)          the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d)         the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of a Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Company and common Equity Interests of the Company issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Company or any Subsidiary owed to a person other than the Company or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(d) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), plus

(e)          [*]% of the aggregate amount of contributions to the common capital of the Company received in cash (and the fair market value of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above); plus

(f)          the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Company or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in any Parent Entity, plus

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(g)          [*]% of the aggregate amount received by the Company or any Subsidiary in cash (and the fair market value of property other than cash received by the Company or any Subsidiary) after the Closing Date from:

(A)         the sale (other than to the Company or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)         any dividend or other distribution by an Unrestricted Subsidiary, plus

(h)          in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or any Subsidiary, the fair market value of the Investments of the Company or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i)           an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Company or any Subsidiary in respect of any Investments made pursuant to Section 6.04(i), minus

(j)           any amounts thereof used to make Investments pursuant to Section 6.04(a)(y) after the Closing Date prior to such time, minus

(k)          any amounts thereof used to make Investments pursuant to Section 6.04(i)(2) after the Closing Date prior to such time, minus

(l)           the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(m)         payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above);

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cure Amount” shall have the meaning assigned to such term in Section 8.02(c).

“Cure Collateral Fair Market Value” shall mean, when determining the value to be ascribed to any property added as Collateral pursuant to Section 8.02(a), (a) for any cash or Permitted Investments added as Collateral pursuant to Section 8.02(a), the Dollar Equivalent thereof as of any date of determination or (b) for any other property added as Collateral pursuant to Section 8.02(a), the Administrative Agent’s determination (in its reasonable judgment) of the price at which a willing buyer would purchase, were it to purchase, such other property in an arm’s-length transaction for all cash consideration on the date such property is added as Collateral pursuant to Section 8.02(a).

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“Cure Right” shall have the meaning assigned to such term in Section 8.02(c).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.

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“Delaware Divided LLC” shall mean any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Requirement of Law.

“Delayed Draw Term Facility” shall mean the Delayed Draw Term Loan Commitments and any Delayed Draw Term Loans made hereunder.

“Delayed Draw Term Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans in Dollars as set forth in Section 2.01(a). The initial amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Delayed Draw Term Loan Commitment, as applicable. The aggregate amount of the Delayed Draw Term Loan Commitments on the Closing Date is $230,000,000.

“Delayed Draw Term Loan Maturity Date” shall mean the second anniversary of the Closing Date (the “Initial Delayed Draw Term Loan Maturity Date”); provided that, on the Initial Delayed Draw Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date shall automatically extend to the third anniversary of the Closing Date if (w) the Borrower shall have delivered, within the period from and including the date (the “Extension Election Commencement Date”) that is 180 days prior to the Initial Delayed Draw Term Loan Maturity Date to and including the Initial Delayed Draw Term Loan Maturity Date, written notice to the Administrative Agent of the Borrower’s election (at its sole discretion) the “Extension Election”) to so extend the Delayed Draw Term Loan Maturity Date, (x) the Borrower shall have paid to the Administrative Agent for the account of each Lender, on or prior to the Initial Delayed Draw Term Loan Maturity Date, the Extension Fee with respect to such Lender’s Delayed Draw Term Loans, (y) as of the Extension Election Commencement Date, the public corporate rating for the Company, Holdings or any other Parent Entity from S&P is at least BB- and (z) no Event of Default shall have occurred and be continuing or would result therefrom.

“Delayed Draw Term Loans” shall mean any term loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(a).

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

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“Disqualified Stock” shall mean, with respect to any person, any Equity Interest of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that, with respect to clause (d) above, Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Latest Maturity Date.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Earnings Assignment” shall mean the first priority collateral assignment of earnings entered into by the Subsidiary Guarantor in favor of the Collateral Agent in respect of the Mortgaged Vessel, in substantially the form of Exhibit H or otherwise reasonably satisfactory to the Administrative Agent.

“EBITDA” shall mean, with respect to Company and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)           provision for Taxes (including without duplication, Tax distributions) based on income, profits or capital of the Company and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes,

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(ii)          Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Company and the Subsidiaries for such period (net of interest income of the Company and the Subsidiaries for such period),

(iii)         depreciation and amortization expenses of the Company and the Subsidiaries for such period,

(iv)         business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of optimization programs, facility closures, retention, severance, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Company shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge,

(v)          any other non-cash charges; provided that, for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

(vi)        the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Affiliate (or any accruals related to such fees and related expenses) during such period not in contravention of this Agreement, and minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Company and the Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

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“Environmental Claim” shall mean any and all actions, suits, orders, demands, directives, claims, liens, request for information, investigations, proceedings or notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (including any matters related to compliance with OPA 90).

“Environmental Law” shall mean any applicable law, regulation, rule or ordinance, order, decree, judgment, injunction, or other legally binding requirement or agreement issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, or health and safety, including laws relating to Releases or threatened Releases of Hazardous Materials into the environment or otherwise relating to Hazardous Materials.

“Environmental Liability” shall mean any loss or liability (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based on: (a) any actual or alleged violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; (c) exposure to any Hazardous Material; (d) any actual or alleged Release or threatened Release of any Hazardous Material; or (e) any Environmental Claim that relates to or is based upon the operation of the Mortgaged Vessel, including Environmental Claims based on indemnities or other contractual undertakings.

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Company, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Company, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the conditions for imposition of a lien under ERISA shall have been met with respect to any Plan; (i) with respect to a Plan, the provision of security pursuant to Section 206(g) of ERISA; (j) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (k) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“European Union” shall mean the political and economic community of twenty-seven member states as of January 1, 2007 (and all additional member states that accede thereto thereafter in accordance with applicable laws of the European Union) with supranational and intergovernmental features, located in Europe.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Event of Loss” shall mean any of the following events: (a) the actual or constructive total loss or the arranged or compromised total loss of the Mortgaged Vessel or (b) the capture, condemnation, confiscation, requisition, purchase, sale, seizure or forfeiture of, or any taking of title to, the Mortgaged Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of the Mortgaged Vessel, at noon Greenwich Mean Time on the date of such loss, or if that is not known, on the date which the Mortgaged Vessel was last heard from, (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Mortgaged Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage, or (iii) in the case of an event referred to in clause (b) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the person making the same.

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“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (b) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Company under Section 2.19) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (c) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(e), or (d) any U.S. federal withholding Tax imposed under FATCA.

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Extension Election” shall have the meaning assigned to such term in the definition of “Delayed Draw Term Loan Maturity Date”.

“Extension Election Commencement Date” shall have the meaning assigned to such term in the definition of “Delayed Draw Term Loan Maturity Date”.

“Extension Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Facility” shall mean the respective facility and commitments utilized in making any Class of Loans and Extensions thereunder.

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“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) or any intergovernmental agreement (and any related laws or legislation) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the Collateral Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Valuation” shall have the meaning assigned to such term in Section 5.16.

“Fiscal Year” shall mean the fiscal year of the Company and the Subsidiaries ending on December 31st of each calendar year or such other calendar date as notified by the Company to the Administrative Agent.

“Fixed Charge Coverage Ratio” shall mean, with respect to any person for any period, the ratio of EBITDA of such person for such period to the Fixed Charges (other than Fixed Charges in respect of Indebtedness that is non-recourse to the Loan Parties) of such person for such period.

“Fixed Charges” shall mean, with respect to any person for any period, the sum, without duplication, of:

(a)          Interest Expense of such person for such period, and

(b)          all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such person and its Subsidiaries.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

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“Free Liquidity” shall mean, at any date of determination, the aggregate amount of Unrestricted Cash and any unused Commitments or other amounts available for drawing under revolving or other credit facilities of the Company, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be mandatorily repayable within six months.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.19, 5.03, 5.04, 5.07 and 6.02(e) to any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia (but not as a consolidated Subsidiary of the Company) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such non-U.S. Subsidiary.

“Governmental Authority” shall mean the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

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“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum by-products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, biological waste, toxic mold, infectious materials, potentially infectious materials or disinfecting agents, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall mean Norwegian Cruise Line Holdings Ltd., an exempted company incorporated in Bermuda.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Company most recently ended, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Company most recently ended, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary shall be set forth in Schedule 1.01(a), and the Company shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Company may determine). Notwithstanding the foregoing, no New Vessel Subsidiary or the Subsidiary Guarantor shall be an Immaterial Subsidiary.

“Impacted Interest Period” shall have the meaning assigned to it in the definition of “LIBO Rate.”

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Lenders providing Refinancing Term Loans, Refinancing Term Loan Commitments, Extended Term Loans and/or Extended Term Loan Commitments.

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“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Delayed Draw Term Loan Maturity Date” shall have the meaning assigned to such term in the definition of “Delayed Draw Term Loan Maturity Date”.

“Insurance Assignment” shall mean the first priority assignment of insurance made or to be made by (a) the Subsidiary Guarantor in favor of the Mortgage Trustee in respect of the Mortgaged Vessel and (b) the Company in favor of the Mortgage Trustee in respect of the Mortgaged Vessel, in each case substantially in the form of Exhibit I or otherwise reasonably satisfactory to the Administrative Agent.

“Interest Election Request” shall mean a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

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“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense (including any commitment or utilization fees in respect of available or undrawn amounts under loan, letter of credit or similar facilities) of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Company and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter, or if any such day is not a Business Day, on the next succeeding Business Day.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months or a period shorter than one month, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Company may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Sections 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” shall have the meaning assigned to such term in Section 6.04.

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“ISM Code” shall mean the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“ISM Code Documentation” in relation to the Mortgaged Vessel includes: (a) the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to the Mortgaged Vessel within the periods specified by the ISM Code, (b) all other documents and data which are relevant to the ISM Safety Management Systems and its implementation and verification which the Administrative Agent may reasonably require and (c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Mortgaged Vessel’s or the Subsidiary Guarantor’s compliance with the ISM Code which the Administrative Agent may reasonably require.

“ISM Safety Management Systems” shall mean the Safety Management System referred to in Clause 1.4 (or any other relevant provision) of the ISM Code.

“ISPS Code” shall mean the International Ship and Port Facility Security Code incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“Joint Bookrunners” shall mean, collectively, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Junior Indebtedness” shall mean Indebtedness of the Company or any of the Subsidiaries that (a) is expressly subordinated to the prior payment in full in cash of the Obligations (and any related Guarantees) on terms reasonably satisfactory to the Administrative Agent, (b) provides that interest in respect of such Indebtedness shall not be payable in cash, (c) has a final maturity date that is not earlier than the Latest Maturity Date and has no scheduled payments of principal thereon (including pursuant to a sinking fund obligation or mandatory redemption obligations (other than pursuant to customary provisions relating to redemption or repurchase upon change of control or sale of assets)) prior to such final maturity date and (d) is not subject to covenants, events of default and remedies that, in the aggregate, are more onerous to the Borrower, than the terms of this Agreement; provided that such Indebtedness shall not be subject to any financial maintenance covenants; provided, further that Indebtedness constituting Junior Indebtedness when incurred shall not cease to constitute Junior Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“Latest Maturity Date” shall mean, at any date of determination, the latest Term Facility Maturity Date in each case as extended in accordance with the Agreement from time to time.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04 or Section 2.21 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04).

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“Lending Office” shall mean, as to any Lender, the applicable branch(es), office(s) or Affiliate(s) of such Lender designated by such Lender in its Administrative Questionnaire or otherwise to make Loans.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” shall have the meaning assigned to it in the definition of “LIBO Rate.”

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Loan Documents” shall mean this Agreement, the Security Documents, each Incremental Assumption Agreement, any Note issued under Section 2.09(e) and, solely for the purposes of Section 8.01 of this Agreement, any fee letters entered into between the Agents, the Arrangers, the Joint Bookrunners and the Borrower.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantor.

“Loans” shall mean the Delayed Draw Term Loans, the Refinancing Term Loans (if any) and the Extended Term Loans (if any).

“Loan-to-Value Ratio” shall mean, as of any date, the ratio of (a) the aggregate principal amount (the “Loan Component”) of all Term Loans outstanding on such day to (b) the sum (the “Value Component”) of (i) the amount of the most recent Valuation (determined in accordance with Section 5.16) for the Mortgaged Vessel plus (ii) the Cure Collateral Fair Market Value of all property added as Collateral pursuant to Section 8.02(a) through such date. Each determination of the Loan-to-Value Ratio on any day shall be made (A) first, without giving effect to any cure transaction permitted by Section 8.02(a) or (b) made (or to be made) on such day and (B) then, to determine compliance, with giving effect to any such cure transaction made on such day.

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“Local Time” shall mean New York City time.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of Holdings on the date of the declaration of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of the common (or common equivalent) Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Company and any subsidiary of the Company, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Company and its subsidiary, as the case may be, was approved by a vote of a majority of the directors of the Company and the relevant subsidiary, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Company and any subsidiary of the Company, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Company and any subsidiary of the Company, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, property, operations or condition of the Company and the Subsidiaries (taken as a whole), (ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (iii) the value of the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of the Company or any Subsidiary in an aggregate principal amount exceeding $75,000,000.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary or an Unrestricted Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.08.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Trustee” shall mean the Collateral Agent acting as mortgage trustee for the Secured Parties.

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“Mortgaged Vessel” shall mean the PRIDE OF AMERICA, and all appurtenances thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company, any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean [*]% of the cash proceeds actually received by the Borrower or the Subsidiary Guarantor (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale or Event of Loss of, or related to, the Mortgaged Vessel, net of, without duplication, (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and other than debt or obligations secured by Liens ranking pari passu or junior to the Liens securing the Obligations) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof and (iii) the amount of any reasonable reserve established in accordance with applicable law or GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction)); provided that, if no Default or Event of Default exists and the Company shall deliver a certificate of a Responsible Officer of the Company to the Administrative Agent promptly following receipt of any such proceeds setting forth the Company’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination or expiration of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiration without giving effect to this proviso); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $30,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $60,000,000.

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For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company or any Affiliate of the Company shall be disregarded, except for financial advisory fees customary in type and amount paid to any Affiliate not prohibited from being paid hereunder.

“New Vessel Financing” shall mean any financing arrangement entered into by any New Vessel Subsidiary in connection with any acquisition of one or more Vessels.

“New Vessel Subsidiary” shall mean any Wholly Owned Subsidiary of the Company that is formed for the purpose of acquiring one or more Vessels.

“New York Courts” shall have the meaning assigned to such term in Section 10.15(a).

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall have the meaning assigned to such term in the Collateral Agreement and shall include, for the avoidance of doubt, the “Obligations” and “Loan Document Obligations” (each as defined therein) of the Borrower under the Collateral Agreement.

“Offering Memorandum” shall mean the confidential Offering Memorandum, dated December 5, 2016, as amended or modified from time to time, in respect of the 4.75% Notes.

“OPA 90” shall mean the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq.

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“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 10.04(d) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Company, or (ii) Excluded Taxes.

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(x).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“parent” shall have the meaning given such term in the definition of the term “subsidiary.”

“Parent Entity” shall mean any direct or indirect parent of the Company.

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(i).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit M or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Additional Debt” shall mean any Indebtedness for borrowed money (a) for which the average life to maturity of such Permitted Additional Debt is greater than or equal to the remaining weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity and (b) that does not have a stated maturity prior to the date that is 91 days after the Latest Maturity Date; provided that Indebtedness constituting Permitted Additional Debt when incurred shall not cease to constitute Permitted Additional Debt as a result of the subsequent extension of the Latest Maturity Date.

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“Permitted Business Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all or a majority of the common Equity Interests in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with cash consideration in excess of $[*], the Company and the Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or the Subsidiary Guarantor, shall be merged into the Borrower or the Subsidiary Guarantor; and (vi) unless immediately after giving effect to such acquisition the Company is in Ratio Compliance, the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrower or a Restricted Subsidiary or in Equity Interests in persons that do not become Restricted Subsidiaries upon consummation of such acquisition shall not exceed the greater of (x) [*]% of Consolidated Total Assets and (y) $[*].

“Permitted Cure Securities” shall mean any Equity Interests of the Company other than Disqualified Stock, and upon which all dividends or distributions (if any) shall, prior to 91 days after the Latest Maturity Date, be payable solely in additional shares of such Equity Interests; provided that Equity Interests constituting Permitted Cure Securities when issued shall not cease to constitute Permitted Cure Securities as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Flag Jurisdiction” shall mean the Republic of the Marshall Islands, the Bahamas, Panama, Bermuda, the Republic of Cyprus, Isle of Man, Liberia, the United Kingdom, the United States of America, or any other jurisdiction approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Permitted Holder” shall mean, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any person that has no material assets other than the Equity Interests of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Equity Interests of the Company, and of which no other person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above and (iv) below, holds more than 50% of the total voting power of the Equity Interests thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Equity Interests of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no person or other “group” (other than the Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Equity Interests held by the Permitted Holder Group.

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“Permitted Investments” shall mean:

(a)          direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)          time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (registered under Section 15E of the Exchange Act);

(c)          repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)          commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)          securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)          shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)          money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000;

(h)          time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Company and the Subsidiaries, on a consolidated basis, as of the end of the Company’s most recently completed fiscal year; and

(i)          instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Company or any Subsidiary organized in such jurisdiction.

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“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Company as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit N or such other form as shall be approved by the Administrative Agent and the Company (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 10.04(i).

“Permitted Loan Purchases Amount” shall mean [*]% of the sum of the aggregate principal amount of the Term Loans drawn on or after the Closing Date.

“Permitted Ratio Debt” shall mean secured or unsecured debt issued by the Company or its Subsidiaries, (i) if secured by the Collateral, the Liens with respect to which are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) the terms of which do not provide for a stated maturity date prior to the date that is 91 days after the Latest Maturity Date and (iii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, either (x) are not more restrictive to the Company and its Subsidiaries than the terms of the Senior Unsecured Notes Documents, or (y) if more restrictive, the Loan Documents are amended to contain such more restrictive terms (which amendments shall automatically occur); provided that Indebtedness constituting Permitted Ratio Debt when incurred shall not cease to constitute Permitted Ratio Debt as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b)(i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) 91 days after the Latest Maturity Date and (ii) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not obligated with respect to the Indebtedness so Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Subsidiaries that are not the Subsidiary Guarantor otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced; provided further, that with respect to a Refinancing of (x) Permitted Additional Debt that is subordinated, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by the Subsidiary Guarantor of the Facilities, and (ii) be otherwise on terms (other than interest rate and redemption premiums), taken as a whole, not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being refinanced, and (y) Permitted Additional Debt, such Permitted Refinancing Indebtedness shall meet the requirements of the definition of “Permitted Additional Debt”; provided further, that Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

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“Permitted Vessel Transfer” shall have the meaning assigned to such term in Section 5.10(g).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained or contributed to (at the time of determination or at any time within the five years prior thereto) by any Loan Party or ERISA Affiliate, and (iii) in respect of which the Loan Party or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 10.17.

“Pledged Collateral” shall have the meaning assigned to such term or any equivalent term in the Subsidiary Guarantor Pledge Agreement or in the Collateral Agreement.

“PRIDE OF AMERICA” shall mean the Pride of America, IMO number 9209221, currently registered in the name of Pride of America Ship Holding LLC under the laws of the United States of America with the official number 1146542.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, (x) effect shall be given to any Asset Sale, any acquisition, Investment, improvement (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation and any restructurings of the business of the Company or any Subsidiary that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Company determines are reasonable as set forth in a certificate of a Financial Officer of the Company (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated, and (y) on or following the delivery date of any new Vessel and for so long as such Reference Period includes such delivery date, in the event that the Company or any Subsidiary took delivery of any new Vessel during such Reference Period, EBITDA shall include the projected EBITDA (based on reasonable assumptions) for such Vessel as if such Vessel had been in operation on the first day of such Reference Period (as set forth in reasonable detail on an officer’s certificate prepared in good faith by a Responsible Officer of the Company), and (ii) in making any determination on a Pro Forma Basis, all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term, “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period except that any Indebtedness incurred in connection with the financing of a new Vessel shall be deemed to have not been incurred until the relevant delivery date for such Vessel, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Company and may include adjustments to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any relevant pro forma event and (2) all adjustments of the nature used in connection with the calculation of Adjusted EBITDA as set forth in footnote 4 to the “Summary Consolidated Financial Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Reference Period. The Company shall deliver to the Administrative Agent a certificate of a Financial Officer of the Company setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (2), and information and calculations supporting them in reasonable detail.

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“Pro Forma Compliance” shall mean, at any date of determination, that, on a Pro Forma Basis after giving effect to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), the Company would not violate the financial covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15, after recomputing the ratios and amounts measured thereunder as of the last day of the most recently ended fiscal quarter of the Company for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect, together with all relevant financial information.

“Pro Rata Extension Offer” shall have the meaning assigned to such term in Section 2.21(e).

“Process Agent” shall have the meaning assigned to such term in Section 10.15(c).

“Projections” shall mean the projections of the Company and the Subsidiaries included in the Information and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Company or any Subsidiary prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 10.17.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Ratio Compliance” shall mean, at any date of determination, that (A) the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than [*] to 1.0, or (B) the Fixed Charge Coverage Ratio on a Pro Forma Basis is at least [*] to 1.0.

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“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Term Loan Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment or into or out of any property of Hazardous Materials.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

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“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding and (b) unused Commitments, that taken together, represent more than 50% of the sum of (i) all Loans outstanding and (ii) the total unused Commitments at such time. The Loans and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, any person with whom dealings are prohibited under Sanctions, including (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any person organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or Norway.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Second Valuation” shall have the meaning assigned to such term in Section 5.16.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Vessel Mortgage, the Collateral Agreement, the Subsidiary Guarantor Pledge Agreement, the Earnings Assignment, the Insurance Assignment and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

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“Senior Unsecured Notes” shall mean NCL’s 4.750% senior notes due 2021 (the “4.75% Notes”), pursuant to an indenture, dated as of December 14, 2016, between NCL and U.S. Bank National Association, as trustee (the “4.75% Notes Indenture”), and/or any notes issued by NCL in exchange for, and as contemplated by, the 4.75% Notes and the related registration rights agreement with substantially identical terms as the 4.75% Notes, in each case as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Notes Documents” shall mean the Senior Unsecured Notes and the Senior Unsecured Notes Indentures.

“Senior Unsecured Notes Indentures” shall mean the 4.75% Notes Indenture, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Similar Business” shall mean a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” shall mean (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies not primarily engaged in the cruise business (collectively, the “Apollo Sponsors”), (ii) TPG Global, LLC, TPG Capital and any of their respective Affiliates other than any portfolio companies (collectively, the “TPG Sponsors”), (iii) Genting Hong Kong Limited, and any of its respective Affiliates (collectively, the “Genting Sponsors”), and (iv) any person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors, TPG Sponsors and/or Genting Sponsors; provided that the Apollo Sponsors, TPG Sponsors and/or Genting Sponsors (x) owns a majority of the voting power and (y) controls a majority of the board of directors of such group.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States, the United Kingdom or the European Union or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

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“Subagent” shall have the meaning assigned to such term in Section 9.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of Sections 3.08, 3.09, 3.13, 3.15, 3.16, 5.03, 5.09 and 8.01(k), and the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantor” shall mean the direct or indirect Subsidiary of the Company which directly owns the Mortgaged Vessel.

“Subsidiary Guarantor Pledge Agreement” shall mean (a) the New York law Pledge Agreement dated as of the Closing Date between NCL America Holdings, LLC and the Collateral Agent in respect of the equity of the Subsidiary Guarantor and (b) any additional pledge agreement relating to the Equity Interests of the Subsidiary Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary.”

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Subsidiaries shall be a Swap Agreement.

“Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Delayed Draw Term Facility in effect on the Closing Date, the Delayed Draw Term Loan Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

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“Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(ii).

“Term Loans” shall mean the Delayed Draw Term Loans and/or the Refinancing Term Loans and/or the Extended Term Loans.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period).

“Third Valuation” shall have the meaning assigned to such term in Section 5.16.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the Company and its Subsidiaries at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent in the case of the first three quarters of each fiscal year and the then latest audited and consolidated financial statements delivered to the Administrative Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders’ equity and provided further, that Total Capitalization shall be determined on a Pro Forma Basis.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the Company and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Company and its Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i)          Indebtedness for borrowed money of the Company and its Subsidiaries; and

(ii)         the amount of any Indebtedness for borrowed money of any person other than the Company or its Subsidiaries but which is guaranteed by the Company or any of its Subsidiaries as at such date:

less an amount equal to any Unrestricted Cash as at such date; provided that any unused Commitments and other amounts available for drawing under revolving or other credit facilities of the Company and its Subsidiaries which remain undrawn shall not be counted as cash or indebtedness for the purposes of Total Net Funded Debt and provided further, that Total Net Funded Debt shall be determined on a Pro Forma Basis.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrower, the making of the Borrowings hereunder, and (b) the payment of related fees and expenses.

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“Trust Property” shall mean (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Mortgage Trustee under or pursuant to the Vessel Mortgage (including the benefits of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Mortgage Trustee in the Vessel Mortgage), (b) all moneys, property and other assets paid or transferred to or vested in the Mortgage Trustee, or any agent of the Mortgage Trustee whether from any Loan Party or any other person, and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Mortgage Trustee or any agent of the Mortgage Trustee in respect of the same (or any part thereof).

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.

“Unfunded Pension Liability” shall mean the excess of a Plan’s “accumulated benefit obligations” as defined under Statement of Financial Accounting Standards No. 87, over the current fair market value of that Plan’s assets.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” and “U.K.” shall mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash” shall mean cash or cash equivalents of the Company or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries.

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“Unrestricted Subsidiary” shall mean any Subsidiary of the Company that is acquired or created after the Closing Date and designated by the Company as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Company shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation (as well as all other such designations theretofore consummated after the first day of such Reference Period), the Company shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Company or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, (d) [reserved]; (e) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Unsecured Notes Indentures, all Permitted Additional Debt and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Company or any of its Subsidiaries in such Subsidiary, the Company shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Company may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Company, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) immediately after giving effect to such Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period), the Company shall be in Pro Forma Compliance, (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (v) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Company, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations and information required by the preceding clause (ii).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Valuation” shall mean, in relation to the Mortgaged Vessel, a valuation of the Mortgaged Vessel made at any relevant time by an Approved Broker with or without physical inspection of the Mortgaged Vessel, on the basis of a sale for prompt delivery for cash at arms’ length on customary commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment. If any Approved Broker shall deliver a Valuation indicating a range of values for the Mortgaged Vessel, the Valuation for the Mortgaged Vessel shall be the arithmetic mean of the two endpoints of such range. Further, if any Approved Broker shall deliver a Valuation indicating a value for the Mortgaged Vessel in any currency other than Dollars, the Valuation for the Mortgaged Vessel shall be the Dollar Equivalent thereof. It is agreed that as of the Closing Date and until a Valuation shall have been obtained pursuant to Section 5.16 for the Mortgaged Vessel, the Valuation for the Mortgaged Vessel shall be $[*].

“Value Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Vessel” shall mean a passenger cruise vessel.

“Vessel Mortgage” shall mean the first preferred ship mortgage (or equivalent) granting a Lien on the Mortgaged Vessel in favor of the Mortgage Trustee.

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“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Loan Parties, the Administrative Agent or any other applicable withholding agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.         Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, replaced or otherwise modified from time to time. All references to a person shall include that person’s permitted successors and assigns (subject to any restrictions on assignment set forth herein). With respect to any Default or Event of Default, the words “exist,” “existence,” “occurred” or “continuing” shall be deemed to refer to a Default or Event of Default that has not been waived in accordance with Section 10.08 or, to the extent applicable, cured in accordance with Section 8.02 or otherwise. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Section 1.03.         Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) or (j) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

Section 1.04.         [Reserved].

Section 1.05.         Interest Rates; LIBOR Notification. The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021,it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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Article II

The Credits

Section 2.01.         Commitments. Subject to the terms and conditions set forth herein:

(a)          each Lender with a Delayed Draw Term Loan Commitment on the Closing Date agrees to make Delayed Draw Term Loans denominated in Dollars to the Borrower from time to time during the Availability Period in up to three (3) drawings, in an aggregate principal amount not to exceed its Delayed Draw Term Loan Commitment; and

(b)          each Lender having a Refinancing Term Loan Commitment or an Extended Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Refinancing Term Loans or Extended Term Loans, as applicable, in an aggregate principal amount not to exceed its Refinancing Term Loan Commitment or Extended Term Loan Commitment, as applicable.

Section 2.02.         Loans and Borrowings.

(a)          Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that unless otherwise agreed by all the Lenders, (i) the obligations of a Lender under the Loan Documents are several, (ii) failure by a Lender to perform its obligations does not affect the obligations of any other party under the Loan Documents, (iii) no Lender is responsible for the obligations of any other Lender under the Loan Documents, (iv) the rights of a Lender under the Loan Documents are separate and independent rights, (v) a Lender may, except as otherwise stated in the Loan Documents, separately enforce those rights and (vi) a debt arising under the Loan Documents to a Lender is a separate and independent debt.

(b)          Subject to Section 2.02(c) and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)          At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Delayed Draw Term Loan Commitments. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of 10 Eurocurrency Borrowings outstanding under the Facilities.

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(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Term Facility Maturity Date for such Class, as applicable.

Section 2.03.         Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           whether such Borrowing is to be a Borrowing of Delayed Draw Term Loans, Refinancing Term Loans or Extended Term Loans;

(ii)          the aggregate amount of the requested Borrowing;

(iii)         the date of such Borrowing, which shall be a Business Day;

(iv)         subject to Section 2.02(c), whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)          in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)         the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.         [Reserved].

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Section 2.05.         [Reserved].

Section 2.06.         Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (or, if later, two hours after the Borrowing Request has been delivered pursuant to Section 2.03) on the Business Day specified in the applicable Borrowing Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Company in the applicable Borrowing Request.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the NYFRB Rate and (B) a rate as reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

Section 2.07.         Interest Elections.

(a)          Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Company may elect to convert the Borrowing to a different Type or to continue the Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising the Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit E and signed by the Company.

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(c)          Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)         if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless the Borrowing is repaid as provided herein, at the end of such Interest Period the Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08.         Termination and Reduction of Commitments.

(a)          Unless previously terminated, the Delayed Draw Term Loan Commitments shall terminate on the earlier of (i) the funding of Delayed Draw Term Loans pursuant to the last Dollar of the Delayed Draw Term Loan Commitments, (ii) the date on which there have been three fundings under separate Borrowing Requests under the Delayed Draw Term Loan Commitments and (iii) 11:59 p.m., Local Time, on the last day of the Availability Period.

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(b)          The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Commitments of such Class).

(c)          The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09.         Repayment of Loans; Evidence of Debt.

(a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”) in the applicable form set out in Exhibit L. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

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Section 2.10.         Repayment of Term Loans.

(a)          Subject to the other paragraphs of this Section:

(i)           to the extent not previously paid, outstanding Delayed Draw Term Loans shall be due and payable on the Delayed Draw Term Loan Maturity Date; and

(ii)          in the event that any Refinancing Term Loans or Extended Term Loans are made pursuant to Section 2.21, the Borrower (or the relevant obligor) shall repay such Refinancing Term Loans or Extended Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as a “Term Loan Installment Date”).

(b)          [reserved].

(c)          Prepayment of the Loans from:

(i)           any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Company may direct; and

(ii)          all Net Proceeds pursuant to Section 2.11(b) shall be allocated among the Facilities, with the application thereof, if applicable, (A) to reduce in direct order amounts due on the next twelve succeeding Term Loan Installment Dates under the applicable Facilities as provided in paragraph (d) below, and (B) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments under the applicable Facilities; provided, that any Lender, at its option, may elect to decline any such prepayment (such declined amounts, the “Declined Proceeds”) of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 11:00 A.M. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”). Any Declined Proceeds shall be offered to the Lenders not so declining such repayment on a pro rata basis; provided, that any such non-Declining Lender, at its option, may elect to decline any such prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent. To the extent such non-declining Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter on the date of any such prepayment shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement.

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(d)          Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Delayed Draw Term Loans, the Refinancing Term Loans and the Extended Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Delayed Draw Term Loans, Refinancing Term Loans and Extended Term Loans, if any (unless, with respect to Refinancing Term Loans of Extended Term Loans, the Incremental Assumption Agreement relating thereto does not so require). Prior to any repayment of any Loan under any Facility hereunder, the Company shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment, which notice shall be irrevocable except to the extent conditioned on a refinancing or other event. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Loans shall be accompanied by accrued interest on the amount repaid.

Section 2.11.         Prepayment of Loans.

(a)          Except as otherwise provided in any Incremental Assumption Agreement with respect to Refinancing Term Loans or Extended Term Loans, the Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

(b)          The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10.

Section 2.12.         Fees.

(a)          The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on April 1, 2019 (or, if earlier, the date on which the Delayed Draw Term Loan Commitments of all the Lenders shall be terminated in full as provided herein), a commitment fee (a “Commitment Fee”) on the average daily undrawn portion of the Delayed Draw Term Loan Commitments during the fiscal quarter ended immediately prior to such date at a rate equal to 0.20% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Delayed Draw Term Loan Commitments of such Lender shall be terminated as provided herein.

(b)          The Borrower agrees to pay to the Administrative Agent, for the accounts of the Administrative Agent and the Collateral Agent, the agency fees set forth in any fee letters entered into between the Agents and the Borrower relating to such fees as such letters may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the fees payable to the Administrative Agent being the “Administrative Agent Fees,” and the fees payable to the Collateral Agent being the “Collateral Agent Fees”).

(c)          If the Borrower has made the Extension Election and the Delayed Draw Term Loan Maturity Date is extended accordance with the definition thereof, the Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the Initial Delayed Draw Term Loan Maturity Date, an extension fee (the “Extension Fee”) in an amount equal to 0.05% of the aggregate principal amount of the (x) the Delayed Draw Term Loans outstanding and (y) the Delayed Draw Term Loan Commitments that remain undrawn, in each case, as of the Initial Delayed Draw Term Loan Maturity Date.

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(d)          All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13.         Interest.

(a)          The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.

(d)          Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) upon termination of the applicable Commitments and (iii) on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.         Alternate Rate of Interest.

(a)          If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

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(i)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)          If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be published or used for determining interest rates for loans, then (A) if the Administrative Agent and the Borrower reasonably determine that there exists a then prevailing market convention for determining a reference rate of interest for syndicated loans in the United States as the successor to interest rates based on the LIBO Screen Rate, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin), or (B) if the Administrative Agent and the Borrower are unable to reasonably determine that a then prevailing market convention for determining a rate of interest for syndicated loans in the United States as the successor to interest rates based on the LIBO Rate does exist, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect an alternate rate of interest and such other related changes to this Agreement as may be applicable, in each case that are acceptable to the Borrower and the Administrative Agent (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders (acting reasonably) object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

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Section 2.15.         Increased Costs.

(a)          If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)          impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein; or

(iii)         subject any Lender to any Tax with respect to any Loan Document or any Eurocurrency Loan thereunder (other than (i) Taxes indemnifiable under Section 2.17, or (ii) Excluded Taxes),

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.         Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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Section 2.17.         Taxes.

(a)          Any and all payments made by or on behalf of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if an applicable Withholding Agent shall be required by law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings as are reasonably determined by the applicable Withholding Agent to be required by any applicable law, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)          In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

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Without limiting the generality of Section 2.17(e), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(1)          deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) (together with a certificate substantially in the form of Exhibit O-1 - Exhibit O-4 as appropriate (a “Non-Bank Tax Certificate”)), (B) Internal Revenue Service Form W-8BEN, W-8BEN-E, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Withholding Agent to determine the withholding or deduction required to be made; and

(2)          deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment.

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Each person that shall become a Participant pursuant to Section 10.04 or a Lender pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.

In addition, to the extent it is legally eligible to do so, each Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 9.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed an IRS Form W-9 certifying its exemption from U.S. Federal backup withholding or a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any applicable treaty benefits, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.

(f)          If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, such Lender or Administrative Agent, as the case may be, shall, at the Loan Party’s request, provide the Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Administrative Agent may delete any information therein that it deems confidential). A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith and in its sole discretion, to be confidential) to the Loan Parties or any other person.

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(g)          If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts as indemnification payments, each affected Lender or Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(h)          [Reserved].

(i)          Solely for purposes of determining withholding Tax imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.18.         Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a)          Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or, fees, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

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(c)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply unless the assignment is pursuant to a Permitted Loan Purchase). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          If any Lender requests compensation under Section 2.15, or if the Borrower are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at their sole expense and effort, upon notice from the Borrower to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c)          If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)), to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendments, waiver, discharge or termination) hereunder to one or more assignees (except as expressly set forth in the proviso below, in accordance with and subject to the restrictions contained in Section 10.04) reasonably acceptable to the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided, that if such Non−Consenting Lender does not comply with Section 10.04 within three Business Days after the Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.

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Section 2.20.         Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21.         Refinancing Term Loans, Extended Term Loans.

(a)          [Reserved].

(b)          [Reserved].

(c)          [Reserved].

(d)          [Reserved].

(e)          Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans, on a pro rata basis (based on the aggregate outstanding Term Loans of such Class and the aggregate outstanding undrawn Commitments, if any, under such Class) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by such Lender extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an existing Commitment (such extended Commitment, an “Extended Term Loan Commitment”).

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(f)          The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Term Loan Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Term Loan Commitments; provided that (i) except as to interest rates, fees, amortization, call premiums, call protection, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (v) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Class of Term Loans to which such offer relates, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Term Loan Commitment shall have (x) the same terms as the Class of Commitments to which such offer relates or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Term Loan Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Term Loan Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(g)          Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Commitment will be automatically designated an Extended Term Loan Commitment. For purposes of this Agreement and the other Loan Documents.

(h)          Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) no Extended Term Loan or Extended Term Loan Commitment is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Commitments pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Term Loan Commitment), (iii) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than compliance with Section 2.21(e) through (i) and notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Term Loan Commitment implemented thereby and (iv) all Extended Term Loans, Extended Term Loan Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents.

(i)          Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

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(j)          Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (“Refinancing Term Loans”), the Net Proceeds of which are used to repay Term Loans of the same Class. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the then-remaining weighted average life to maturity of the refinanced Term Loans; (iii) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees and expenses; and (iv) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and final maturity which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the refinanced Term Loans except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of the Term Facility Maturity Date.

(k)          The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 10.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(l)          Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Commitments providing for delayed draw term loans (“Refinancing Term Loan Commitments” and the loans thereunder are deemed to be Refinancing Term Loans), which replace in whole or in part any Commitments under this Agreement. Each such notice shall specify the Refinancing Effective Date on which the Borrower proposes that the Refinancing Term Loan Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the establishment of such Refinancing Term Loan Commitments on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) after giving effect to the establishment of any Refinancing Term Loan Commitments and any concurrent reduction in the aggregate amount of any other Commitments, the aggregate amount of Commitments shall not exceed the aggregate amount of the Commitments outstanding immediately prior to the applicable Refinancing Effective Date; (iii) no Refinancing Term Loan Commitments shall have a final maturity date prior to the Latest Maturity Date in effect at the time of incurrence; (iv) all other terms applicable to such Refinancing Term Loan Commitments (other than provisions relating to fees and interest rates which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loan Commitments) shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loan Commitments than, those applicable to the then-outstanding Commitments, except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of the Term Facility Maturity Date.

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(m)          The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Commitment pursuant to Section 10.04 to provide all or a portion of the Refinancing Term Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loan Commitments may elect or decline, in its sole discretion, to provide a Refinancing Term Loan Commitment. Any Refinancing Term Loan Commitment established on any Refinancing Effective Date shall be designated an additional Class of Commitments for all purposes of this Agreement; provided that any Refinancing Term Loan Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Commitments.

(n)          On any Refinancing Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Refinancing Term Loan Commitments of such Class shall purchase from each of the other Lenders with Refinancing Term Loan Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Loans under such Refinancing Term Loan Commitments of such Class then outstanding on such Refinancing Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Loans under such Refinancing Term Loan Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Refinancing Term Loan Commitments.

(o)          Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) no Refinancing Term Loan or Refinancing Term Loan Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan or Refinancing Term Loan Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iii) all Refinancing Term Loans, Refinancing Term Loan Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

Section 2.22.         Defaulting Lender.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

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(ii)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee or Extension Fee for any period during which that Lender is a Defaulting Lender.

(b)          Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Article III

Representations and Warranties

On the date of each Credit Event as provided in Section 4.01, the Borrower represents and warrants to each of the Lenders that:

Section 3.01.         Organization; Powers. Except as set forth on Schedule 3.01, the Company and each Material Subsidiary (a) is a partnership, limited liability company or corporation duly organized (or incorporated), validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02.         Authorization. The execution, delivery and performance by the Borrower and the Subsidiary Guarantor of each of the Loan Documents to which they are a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(A), (i)(B), (i)(C) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or the Subsidiary Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03.         Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

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Section 3.04.         Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the creation, perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements or other similar filing or instruments under the laws of any applicable jurisdiction, (b) registration of the Vessel Mortgage, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04.

Section 3.05.         Financial Statements. The audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2015, 2016 and 2017, and the audited consolidated statements of income, stockholders’ or other equity holders’ equity and cash flows for such fiscal years, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, copies of which have heretofore been made available to each Lender, present fairly in all material respects the consolidated financial position of the Company as of such date and the consolidated results of operations, shareholders’ or other equity holders’ equity and cash flows of the Company for the years then ended.

Section 3.06.         No Material Adverse Effect. Since December 31, 2017, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has or would reasonably be expected to have a Material Adverse Effect.

Section 3.07.         Title to Properties; Possession Under Leases.

(a)          Each of the Borrower, the Subsidiary Guarantor and each other Material Subsidiary has good record and insurable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has good and marketable title to its personal property and assets (including the Mortgaged Vessel owned by such person), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)          Each Loan Party and each other Material Subsidiary has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each Loan Party and Material Subsidiary enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(c)          Each Loan Party and each other Material Subsidiary owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any conflict (of which the Company has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Company and each Material Subsidiary, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c).

Section 3.08.         Subsidiaries.

(a)          Schedule 3.08(a) sets forth as of the Closing Date, the name and jurisdiction of incorporation, formation or organization of the Company and each direct and indirect Subsidiary and, in each case, the percentage of each class of Equity Interests owned by the Company or by any such Subsidiary.

(b)          As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any Loan Party or Material Subsidiary, except as set forth on Schedule 3.08(b).

Section 3.09.         Litigation; Compliance with Laws.

(a)          There are no actions, suits or proceedings at law or in equity or in admiralty by or on behalf of any Governmental Authority or third party now pending or in arbitration now pending, or, to the knowledge of any Loan Party, threatened in writing against or affecting such Loan Party or any Material Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          No Loan Party, Material Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including the USA PATRIOT Act and any zoning, building, ordinance, code or approval or any building permit, including, as to the Mortgaged Vessel, the ISM Code, the ISPS Code and ICPPS Annex VI and any rule or order of the United States Coast Guard or any port state control authority, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting the Mortgaged Vessel, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)          No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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Section 3.10.         Federal Reserve Regulations.

(a)          Neither the Company nor any Material Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)          No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11.         Investment Company Act. None of the Company or any Material Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12.         Use of Proceeds. The Borrower will use the proceeds of the Delayed Draw Term Loans for general corporate purposes, including, without limitation, to finance the pre-delivery installments due to builder(s) under its or its Subsidiaries’ shipbuilding contracts.

Section 3.13.         Tax Returns. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each Loan Party and each Material Subsidiary has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as a withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) and (b) each Loan Party and each Material Subsidiary have provided adequate reserves in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) for all Taxes of each Loan Party and each Material Subsidiary not yet due and payable.

Section 3.14.         No Material Misstatements.

(a)          All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Loan Parties, the Material Subsidiaries and the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and/or the Administrative Agent and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

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(b)          The Projections, estimates and information of a general economic nature prepared by or on behalf of the Company or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Company to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and/or the Administrative Agent and as of the Closing Date.

(c)          As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.15.         Employee Benefit Plans.

(a)          Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which any Loan Party, Material Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $[*]; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) no Loan Party, Material Subsidiary or ERISA Affiliate (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan.

(b)          Each Loan Party and Subsidiary is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

Section 3.16.         Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no Environmental Claim has been received by any Loan Party or Material Subsidiary, and there are no Environmental Claims pending or, to any Loan Party’s knowledge, threatened, in each case relating to any Loan Party or Material Subsidiary or their respective properties or the Mortgaged Vessel, (b) each Loan Party and Material Subsidiary is in compliance with Environmental Laws, (c) each Loan Party and Material Subsidiary has all permits, licenses and other approvals required under Environmental Laws for its operations as currently conducted (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits, (d) no Hazardous Material is located at, on or under any property currently or, to any Loan Party’s knowledge, formerly owned, operated or leased by any Loan Party or Material Subsidiary or their predecessors that would reasonably be expected to give rise to any Environmental Liability, and no Hazardous Material has been generated, used, treated, stored, handled, controlled, transported to or Released at, on, from, to or under any location or the Mortgaged Vessel in a manner that would reasonably be expected to give rise to any Environmental Liability, (e) there are no agreements in which any Loan Party or Material Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably likely Environmental Liability of any other person, and (f) there has been no written environmental assessment or audit conducted since January 1, 2013 (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of any Loan Party or Material Subsidiary of the Mortgaged Vessel or properties currently or, to any Loan Party’s knowledge, formerly owned or leased by any Loan Party or Material Subsidiary that has not been made available to the Administrative Agent prior to the Closing Date.

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Section 3.17.         Security Documents.

(a)          The Vessel Mortgage in favor of the Mortgage Trustee executed and delivered on the Closing Date, for the benefit of the Secured Parties, is effective to create a legal, valid and enforceable Lien on all the applicable Loan Party’s right, title and interest in and to the whole of the Mortgaged Vessel covered thereby and the proceeds thereof, and upon filing and recording of the Vessel Mortgage in the National Vessel Documentation Center of the United States Coast Guard in accordance with the laws of the United States, the Vessel Mortgage shall constitute a first preferred mortgage” on the Mortgaged Vessel covered thereby in favor of the Mortgage Trustee for the benefit of the Secured Parties in accordance with Title 46 United States Code, Section 31322(a) and a “preferred mortgage” within the meaning of Title 46 United States Code, Section 31301(6)(A).

(b)          The Collateral Agreement, the Subsidiary Guarantor Pledge Agreement and each other Security Document specifically listed in the definition of such term is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein. In the case of any Pledged Collateral, when certificates or instruments, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (together with stock powers or other instruments of transfer duly executed in blank), and, in the case of the other Collateral described in such Security Documents (other than registered copyright and copyright applications), when Uniform Commercial Code financing statements, other filings or instruments, notices and consents required under the laws of any applicable jurisdiction and described in Schedule 3.17 (as amended from time to time) are filed, delivered or otherwise registered or recorded in the proper offices specified in Schedule 3.17, registries or government agencies (and, specifically (i) in the case of Collateral consisting of rights under insurances, when the applicable underwriters shall have provided consent to the security interests therein created under the Security Documents, and (ii) in the case of Collateral consisting of rights under any management agreement or charter, when the applicable parties thereto (other than any Loan Parties) have provided consent to the Liens thereon created under the applicable Security Documents), the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent security interests in such Collateral can be perfected by delivery of such certificates or notes, as applicable, representing the Pledged Collateral, or the filing of the Uniform Commercial Code financing statements and other filings and instruments required under the laws of the applicable jurisdiction, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Permitted Liens and Liens having priority by operation of law).

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(c)          When the Collateral Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.

Section 3.18.         Solvency.

(a)          Immediately after giving effect to the transactions to occur on the Closing Date, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b)          the Company does not intend to, and does not believe that it or any of its Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.19.         Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Company or any Material Subsidiary and (b) all payments due from the Company or any Material Subsidiary or for which any claim may be made against the Company or any Material Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Material Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any Material Subsidiary (or any predecessor) is a party or by which the Company or any Material Subsidiary (or any predecessor) is bound.

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Section 3.20.         Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of each Loan Party and the Material Subsidiaries or otherwise in respect of the Mortgaged Vessel as of the Closing Date. As of such date, such insurance is in full force and effect in all material respects.

Section 3.21.         No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.22.         No Event of Loss. No Loan Party has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Event of Loss except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.23.         The Mortgaged Vessel.

(a)          Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Mortgaged Vessel, on the Closing Date, is in such condition as is required by the Vessel Mortgage and complies with all of the requirements of such Security Document.

(b)          Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Subsidiary Guarantor will comply with and satisfy all of the provisions and requirements of Chapter 313 of Title 46 of the United States Code and the regulations in effect thereunder from time to time, as at any time amended, as applicable, in order to establish and maintain the Vessel Mortgage as a first preferred mortgage thereunder on the Mortgaged Vessel and on all renewals, improvements and replacements made in or to the same.

(c)          The Subsidiary Guarantor is and will remain a U.S. citizen, eligible to own and operate the Mortgaged Vessel in compliance with applicable law.

Section 3.24.         Anti-Corruption Laws and Sanctions.

The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective directors and officers and, to the knowledge of the Company or such Subsidiary, any or their respective employees, agents and Affiliates, are in compliance with Anti-Corruption Laws, AML Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws, AML Laws or will result in a violation of any applicable Sanctions by any party hereto.

Section 3.25.         EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

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Article IV

Conditions of Lending

Section 4.01.        All Credit Events. The obligations of the Lenders to make Loans (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

(a)          The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).

(b)          The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(c)          At the time of and immediately after the Borrowing, no Event of Default or Default shall have occurred and be continuing.

(d)          Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of the Borrowing, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02.         First Credit Event. On the Closing Date:

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include by electronic means transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties and (ii) each local and specialist counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c)          The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

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(i)          a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii)         a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii)        that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv)        that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v)         as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(vi)        as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party, and

(vii)       such other documents as the Administrative Agent and the Lenders on the Closing Date may reasonably request (including tax identification numbers and addresses).

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(d)          The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied and the Administrative Agent shall have received the results of a search of Uniform Commercial Code (or equivalent) filings made with respect to each Loan Party in Washington, D.C., the State of Florida and/or the jurisdiction in which such Loan Party is formed and existing and lien searches of any other office or jurisdiction in which the Collateral Agent determines it would be advisable to conduct such a search, including tax and judgment lien searches and United States Patent and Trademark Office and United States Copyright Office searches, each as of a recent date and listing all effective financing statements, lien notices or other comparable documents that name any Loan Party as debtor, together with copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released; provided that, to the extent any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral (other than execution and delivery of the Collateral Agreement, the Subsidiary Guarantor Pledge Agreement and any Collateral the security interest in which may be perfected by the filing of a Uniform Commercial Code financing statement, the registration or recording of the Vessel Mortgage in the appropriate ship registry or the delivery of stock certificates or other instruments representing Equity Interests and the Security Document giving rise to the security interest therein) is not able to be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, such requirements may be satisfied after the Closing Date in accordance with Section 5.10.

(e)          The Lenders shall have received the financial statements and interim financial reports referred to in Section 3.05.

(f)          The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis, in each case, after giving effect to the Transactions on the Closing Date.

(g)          The Agents shall have received all fees payable thereto or to any Arranger or Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, Appleby (Bermuda) Limited and Watson Farley & Williams LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(h)          The Administrative Agent and/or Collateral Agent (as appropriate) shall have received insurance certificates, endorsements, copies of cover notes and certificates of entry, together with brokers’ letters of undertaking in respect thereof, in each case satisfying the requirements of Section 5.02 (including any such items also covered in clause (iv) of paragraph (k) of this Section 4.02).

(i)          (i) The Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Company at least 10 Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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(j)           [reserved].

(k)          The Collateral Agent shall have received:

(i)          evidence that the Vessel Mortgage has been duly executed and delivered by the Subsidiary Guarantor and duly registered with the National Vessel Documentation Center of the Coast Guard in accordance with the laws of United States and such other evidence that the Mortgage Trustee may deem necessary in order to create a valid first preferred ship mortgage and subsisting Lien securing the Obligations on the Mortgaged Vessel described therein in favor of the Mortgage Trustee for the benefit of the Secured Parties and that all registration fees in connection therewith have been duly paid;

(ii)         an Abstract of Title and Certificate of Documentation issued by the United States Coast Guard stating that the Mortgaged Vessel is owned by the Subsidiary Guarantor and showing that there are of record no liens or other encumbrances on the Mortgaged Vessel except the Vessel Mortgage in favor of the Mortgage Trustee and other Permitted Liens;

(iii)        a copy of a certificate duly issued by the Classification Society, not more than five days prior to the date of the Vessel Mortgage, to the effect that the Mortgaged Vessel has received the highest classification and rating for vessels of the same age and type, and is free of all overdue recommendations and notations of the Classification Society;

(iv)        evidence of insurance in respect of the Mortgaged Vessel naming the Mortgage Trustee, for the benefit of the Secured Parties, as loss payee under property and casualty coverages, and, with respect to liability coverages, evidence that the relevant protection and indemnity club has made a loss payable endorsement to such coverages as required in the relevant Security Documents, in each case with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is specified in Section 5.02 or otherwise required pursuant to the relevant Security Documents, together with the letters of undertaking required by the relevant Security Documents;

(v)         (x) copies of the DOC and SMC referred to in clause (a) of the definition of “ISM Code Documentation,” certified as true and in effect by the Subsidiary Guarantor; and (y) copies of such ISM Code Documentation as the Administrative Agent may by written notice to the Borrower has requested no later than two Business Days before the Closing Date, certified as true and complete in all material respects by the Subsidiary Guarantor; and

(vi)        a copy of the International Ship Security Certificate for the Mortgaged Vessel issued under the ISPS Code, in each case certified as true and in effect by the Subsidiary Guarantor.

(l)          The Administrative Agent shall have received the Valuation for the Mortgaged Vessel dated April 3, 2018.

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For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Article V

Affirmative Covenants

The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Company will, and will cause each of the Material Subsidiaries to:

Section 5.01.         Existence; Business and Properties.

(a)          Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution; provided, that Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b)          Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement), and use the standard of care typical in the industry in the operation and maintenance of its properties.

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Section 5.02.         Insurance.

(a)          With respect to the Mortgaged Vessel, and without limiting the requirements for insurance required thereon by the Vessel Mortgage (which Vessel Mortgage provisions shall be controlling in the event of a conflict), maintain, with financially sound and reputable insurance companies, as of any day, customary marine insurances (including hull, machinery, hull interest/increased value, freight interest/anticipated earnings, war risk, protection and indemnity, war risk protection and indemnity and mortgagee’s interest (and such mortgagee’s interest insurance shall be procured by the Mortgage Trustee, and any expenses in connection therewith shall be reimbursed by the Company)) for the higher of the Valuation of the Mortgaged Vessel and [*]% of the aggregate amount of all Term Loans outstanding on such day, and maintenance of required surety bonds (if any).

(b)          Except as the Administrative Agent on behalf of the Lenders may agree in writing, cause all such property and casualty insurance policies with respect to each Loan Party’s assets located in the United States to be endorsed or otherwise amended to (i) name the Collateral Agent or the Mortgage Trustee, as the case may be, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under such policies directly to Administrative Agent, Collateral Agent and/or the Mortgage Trustee; cause all such policies to provide that neither the Loan Parties, the Administrative Agent, the Collateral Agent, the Mortgage Trustee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver copies of all such policies or certificates of an insurance broker with respect to such policies, in each case together with the endorsements provided for herein; cause each such policy to provide that it shall not be cancelled or not renewed upon less than the prior written notice thereof as set forth in the documentation delivered on the Closing Date pursuant to Section 4.02(k)(iv) by the insurer to the Collateral Agent or the Mortgage Trustee; deliver to the Administrative Agent and the Collateral Agent or the Mortgage Trustee, as the case may be, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c)          In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

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(i)           none of the Administrative Agent, the Collateral Agent, the Mortgage Trustee, the Lenders, the other Secured Parties and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Mortgage Trustee, the Lenders, any other Secured Party or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each Loan Party, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Mortgage Trustee, the Lenders, the other Secured Parties and their agents and employees;

(ii)          the designation of any form, type or amount of insurance coverage by the Administrative Agent or Mortgage Trustee under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, Collateral Agent, the Mortgage Trustee or the Lenders that such insurance is adequate for the purposes of the business of the Loan Parties and the Subsidiaries or the protection of their properties

(iii)         the insurance policies and coverages thereunder maintained as of the Closing Date by the Loan Parties and the Material Subsidiaries and listed on Schedule 3.20 satisfy the requirements of paragraph (a) of this Section 5.02 as of the Closing Date.

Section 5.03.        Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Company or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04.        Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)          within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K or on any applicable equivalent form) after the end of each fiscal year a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheets and related statements of operations, cash flows and owners’ equity shall be audited by PricewaterhouseCoopers, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Company or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Company of annual reports on Form 10-K or the equivalent of the Company and its consolidated Subsidiaries shall satisfy the requirements of this (a) to the extent such annual reports include the information specified herein);

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(b)          within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Company on behalf of the Company, as fairly presenting, in all material respects, the financial position and results of operations of the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Company of quarterly reports on Form 10-Q of the Company and its consolidated Subsidiaries shall satisfy the requirements of this (b) to the extent such quarterly reports include the information specified herein);

(c)          (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15, (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Company shall have used the Cumulative Credit for any purpose during such fiscal period, and (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary,” and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by the policies of its applicable office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

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(d)          promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Company or any Subsidiary with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) or any other clause of this Section 5.04 shall be deemed delivered for purposes of this Agreement when posted to the website of the Company or the SEC;

(e)          within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Company to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)          promptly, from time to time, such other information (i) regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, (ii) regarding compliance with the terms of any Loan Document, (iii) regarding such consolidating financial statements or (iv) required under the USA PATRIOT Act or the Beneficial Ownership Regulation, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(g)          in the event that (x) any Parent Entity reports on a consolidated basis then, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Company (together with a reconciliation showing the adjustments necessary to determine compliance by the Company and its Subsidiaries with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15 and consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries, on the other hand) will satisfy the requirements of such paragraphs.

Section 5.05.        Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Company obtains actual knowledge thereof:

(a)          any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)          the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any Subsidiary as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

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(c)          any other development specific to any Loan Party or any Subsidiary that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)          the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect; and

(e)          any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Section 5.06.        Compliance with Laws.

(a)          Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(b)          this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07.        Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Company or any Material Subsidiary at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Company to discuss the affairs, finances and condition of the Company or any Material Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

Section 5.08.        Use of Proceeds. Use the proceeds of the Loans only as contemplated by Section 3.12. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that their Subsidiaries and their or their Subsidiaries’ respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, in each case except to the extent permissible for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions by any person (including any person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

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Section 5.09.        Environmental Matters.

(a)          Comply, and make reasonable efforts to cause any Approved Manager and all persons employed on board the Mortgaged Vessel or other property owned or leased by it (and all other persons under contract with any Loan Party or any Approved Manager) to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material Environmental Permits required for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)          Implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Mortgaged Vessel or any other property owned or leased by it or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation, scrapping or Release of any Hazardous Material on, at, in, under, above, to, from or about the Mortgaged Vessel or other property owned, leased or occupied by it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c)          Notify the Administrative Agent promptly after it becomes aware that any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to or from the Mortgaged Vessel or any other property owned, leased or occupied by it, or any other Environmental Claim could reasonably be expected to result in Environmental Liabilities in excess of $[*] per instance or $[*] in the aggregate (for all such instances) in any one fiscal year (for any and all such violations, Releases and Environmental Claims and for any and all of the Loan Parties and Material Subsidiaries), in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, Environmental Claim or other matter; and

(d)          Promptly forward to the Administrative Agent a copy of any order, notice, request for information or any written communication or report received by it in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits described in paragraph (c) of this Section 5.09.

Section 5.10.        Further Assurances; Additional Security and Guarantees.

(a)          Promptly execute, and use commercially reasonable efforts to cause the execution of, any and all further documents, financing statements, agreements and instruments, and take, or use commercially reasonable efforts to cause the taking of, all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, vessel mortgages, deeds of covenants and other documents and recordings of Liens in stock, or any other, registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent from time to time upon reasonable request of the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

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(b)          [Reserved].

(c)          [Reserved].

(d)          [Reserved].

(e)          As a condition precedent to the occurrence of any transaction permitted under this Agreement effecting a change in the holder of any Equity Interests in the Subsidiary Guarantor, ensure that each resulting new holder of any Equity Interests in the Subsidiary Guarantor shall have executed and delivered to the Administrative Agent and the Collateral Agent a replacement Subsidiary Guarantor Pledge Agreement (or other documentation satisfactory to the Administrative Agent evidencing such new holder’s pledge of all Equity Interests in the Subsidiary Guarantor on substantially the same terms as the existing Subsidiary Guarantor Pledge Agreement with respect to the Subsidiary Guarantor) prior to or not later than simultaneously with the occurrence of the relevant transaction, together with (i) to the extent requested by the Administrative Agent, favorable written opinions of counsel covering such matters relating to such replacement Subsidiary Guarantor Pledge Agreement as the Administrative Agent shall reasonably request or other documentation and such other matters as the Administrative Agent may reasonably request and (ii) delivery to the Collateral Agent of the certificates or other instruments, if any, representing all of the Equity Interests of the Subsidiary, together with stock powers or instruments of transfer executed and delivered in blank.

(f)          Provide not less than 10 days prior written notice of the Subsidiary Guarantor’s intent to re-register the Mortgaged Vessel under the laws of a Permitted Flag Jurisdiction other than the jurisdiction in which the Mortgaged Vessel was registered on the Closing Date (or any subsequent re-registration permitted by this Agreement); and, as conditions precedent to any such re-registration, the Subsidiary Guarantor shall promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage governed by the laws of the new Permitted Flag Jurisdiction together with any deed of covenants, mortgage supplement or other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor in full. The Subsidiary Guarantor shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

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(g)          Provide not less than 10 days prior written notice of the Subsidiary Guarantor’s intent to transfer the Mortgaged Vessel to any other Material Subsidiary organized in the United States, Bermuda or any other jurisdiction approved by the Administrative Agent (such approval not to be withheld unreasonably) (the “Transferee Subsidiary”) (a “Permitted Vessel Transfer”); and, as conditions precedent to any Permitted Vessel Transfer, the Transferee Subsidiary shall (w) execute and deliver a signed counterpart to the Collateral Agreement to the Administrative Agent and the Collateral Agent together with the documents that the Transferee Subsidiary would have been required to deliver pursuant to Section 4.02(e), (g) (without giving effect to the proviso therein) and (i), mutatis mutandis, had it been a Loan Party on the Closing Date, in each case certified or otherwise in the form required thereunder, (x) cause the Collateral and Guarantee Requirement to be satisfied with respect to the Transferee Subsidiary and with respect to the Equity Interests in the Transferee Subsidiary, (y) the promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage together with any deed of covenants, vessel mortgage, earnings assignments, insurance assignments, and other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens and (z) provide all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor in full. Such Subsidiary Guarantor shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel reasonably acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

(h)          (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s or Material Subsidiary’s legal name, (B) in any Loan Party’s or Material Subsidiary’s identity or organizational structure, (C) in any Loan Party’s or Material Subsidiary’s organizational identification number or (D) in any Loan Party’s “location” within the meaning of Section 9-307 of the Uniform Commercial Code; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties with the priority intended under the Collateral and Guarantee Requirement and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

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(i)          Subject to this Section 5.10, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof or such longer period as the Administrative Agent shall agree in its reasonable discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) use commercially reasonable efforts to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with requirements of applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(j)          The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests owned or acquired after the Closing Date (other than, in the case of any person which is a Subsidiary of the Subsidiary Guarantor, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (ii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) or 6.01(r) (if of the type permitted by Section 6.01(i)) that is secured by a Permitted Lien); provided, that, upon the reasonable request of the Collateral Agent, the Company shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, or (iii) any Subsidiary or asset with respect to which the Administrative Agent determines in writing in its reasonable discretion that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto is excessive in relation to the value of the security afforded thereby.

(k)          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither the Borrower nor any of its Subsidiaries shall be required to enter into any Control Agreement.

Section 5.11.        Rating. Exercise commercially reasonable efforts to maintain public corporate ratings for the Company or Holdings from each of Moody’s and S&P.

Section 5.12.        Annual Insurance Report. On or as of the Closing Date and thereafter on such other dates as the Collateral Agent may require (but not more than once per fiscal year of the Company), a written report addressed to the Collateral Agent and the Secured Parties with respect to the insurances carried and maintained on the Mortgaged Vessel signed by an Approved Insurance Evaluator; provided that only the reasonable expenses of such Approved Insurance Evaluator are required to be reimbursed by the Borrower hereunder.

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Section 5.13.        Approval and Authorization. The Lenders hereby approve the forms of the Subsidiary Guarantor Pledge Agreement and the Collateral Agreement and authorize the Administrative Agent and the Collateral Agent (i) to enter into the same on their behalf and (ii) to perform their duties and obligations and to exercise their rights and remedies thereunder. The Lenders acknowledge that the Collateral Agent will be acting as collateral agent for the holders of the Obligations under the Security Documents, on the terms provided for therein.

Section 5.14.        Concerning the Mortgaged Vessel.

(a)          At all times operate the Mortgaged Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to the Mortgaged Vessel and in compliance in all respects with all rules, regulations and requirements of the applicable Classification Society and in compliance with all requirements of the Vessel Mortgage, except, in each case with respect to this Section 5.14(a), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company shall cause the Subsidiary Guarantor to keep the Mortgaged Vessel registered under the laws of a Permitted Flag Jurisdiction and furnish to the Administrative Agent and/or the Mortgage Trustee copies of all renewals and extensions of such registration.

(b)          Maintain the Mortgaged Vessel classed in the highest available class with a Classification Society, free of any overdue recommendations or exceptions of any kind that affect the Mortgaged Vessel’s classification and rating by such Classification Society, except, in each case with respect to this Section 5.14(b), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Upon request (it being understood that the Administrative Agent shall not make more than one such request during any fiscal year of the Company), the Company shall furnish to the Administrative Agent and/or the Mortgage Trustee and the Lenders a confirmation of class certificate issued by the respective Classification Society for the Mortgaged Vessel.

(c)          Maintain a true copy of the Vessel Mortgage, together with a notice thereof, aboard the Mortgaged Vessel.

Section 5.15.        Compliance with Maritime Conventions. Obtain and maintain all necessary ISM Code Documentation in connection with the Mortgaged Vessel, and be in compliance in all material respects with the ISM Code, except, in each case with respect to this Section 5.15, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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Section 5.16.        Valuations. Ensure that, for each fiscal year beginning with the fiscal year commencing January 1, 2020, the Company shall obtain one or (at the request of the Administrative Agent) more Valuations of the Mortgaged Vessel, in each case at the Company’s sole cost and expense (except that, with respect to the Mortgaged Vessel, any Valuation in a calendar year requested by the Administrative Agent, shall be at the Lenders’ expense, unless an Event of Default has occurred and is continuing) and from one of the Approved Brokers, as selected by the Company; provided that unless an Event of Default has occurred and is continuing, no more than two Valuations of the Mortgaged Vessel shall be so required to be obtained during any fiscal year of the Company. The Company shall deliver (or cause to be delivered) a copy of any such Valuation (a “First Valuation”) to the Administrative Agent (for distribution to the Lenders). Notwithstanding anything to the contrary, the Company, at its own option and without any instruction from the Administrative Agent may obtain a First Valuation from time to time and deliver same to the Administrative Agent (for distribution to the Lenders). In the event the Company is not satisfied with the results of any First Valuation, then the Company will have 30 days after the Company’s receipt of such First Valuation during which to obtain, at its option and at its sole cost and expense, an additional Valuation (a “Second Valuation”) from one of the Approved Brokers, as selected by the Company. The Company shall deliver (or cause to be delivered) a copy of any such Second Valuation to the Administrative Agent (for distribution to the Lenders) promptly after the Company’s receipt thereof. If any such Second Valuation is obtained and the results thereof indicate a value for the subject Mortgaged Vessel of at least 110% of the value indicated in the First Valuation, then the Company will have 30 days after the receipt of such Second Valuation from the relevant Approved Broker during which to obtain, at its option and at its sole cost and expense, a further additional Valuation (a “Third Valuation”) from one of the Approved Brokers, as selected by the Company. The average value of any First Valuation, Second Valuation (to the extent obtained as provided above) and Third Valuation (to the extent obtained as provided above) of the Mortgaged Vessel shall constitute the Valuation of the Mortgaged Vessel for all purposes under the Loan Documents until any subsequent Valuation of the Mortgaged Vessel is obtained in accordance with this Section 5.16.

Article VI

Negative Covenants

The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not permit any of the Material Subsidiaries to:

Section 6.01.        Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness of the Company or any Subsidiary existing on the Closing Date (provided that any such Indebtedness in excess of $10,000,000 shall be set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Company or any Subsidiary);

(b)          Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

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(c)          Indebtedness of the Company or any Subsidiary pursuant to Swap Agreements permitted by Section 6.10;

(d)          Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)          Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not the Subsidiary Guarantor owing to the Loan Parties shall be subject to Section 6.04(a) and (ii) Indebtedness of the Company to any Subsidiary and Indebtedness of the Subsidiary Guarantor to any Subsidiary that is not the Subsidiary Guarantor shall be made expressly subject to a note containing subordination provisions reasonably satisfactory to the Company and the Administrative Agent;

(f)          (i) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) ordinary course Guarantees and any related credit support or suretyship arrangements so long as the same do not constitute Indebtedness for borrowed money or a Guarantee thereof;

(g)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the obligor by such bank or other financial institution of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)          (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged into or consolidated with the Company or any Subsidiary after the Closing Date and Indebtedness assumed or incurred in connection with such acquisition, merger or consolidation and where such acquisition, merger or consolidation is permitted by this Agreement provided that the aggregate amount of such Indebtedness (together with the aggregate amount of Indebtedness outstanding pursuant to this paragraph (h) and paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition, merger or consolidation, such assumption or such incurrence, as applicable for which financial statements have been delivered pursuant to Section 5.04 plus (y) an amount of Indebtedness for which, after giving effect to such issuance, incurrence or assumption, the Company would be in Ratio Compliance; provided, further (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) immediately after giving effect to such acquisition, merger or consolidation, the assumption and incurrence of any Indebtedness and any related transactions, the Company shall be in Pro Forma Compliance and (C) to the extent such Indebtedness is incurred in contemplation of such acquisition, merger or consolidation, it shall constitute Permitted Additional Debt; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness.

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(i)          Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Company or any Subsidiary prior to or within [*] days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, of such Indebtedness (together with the aggregate principal amount of Indebtedness outstanding pursuant to this paragraph (i) and paragraph (h) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 plus (y) any additional amounts, so long as after giving effect to the issuance or incurrence of such Indebtedness the Company is in Ratio Compliance;

(j)          Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k)          other Indebtedness of the Company or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l)          Indebtedness of the Company pursuant to (i) the Senior Unsecured Notes Documents in an aggregate principal amount not in excess of $[*], and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m)          Guarantees (i) by the Subsidiary Guarantor of the Indebtedness of the Company described in paragraph (l) of this Section 6.01, (ii) by the Borrower or the Subsidiary Guarantor of any Indebtedness of the Subsidiary Guarantor permitted to be incurred under this Agreement, (iii) by the Borrower or the Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not the Subsidiary Guarantor to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Subsidiary that is not the Subsidiary Guarantor of any Indebtedness of any other Subsidiary or any Loan Party permitted to be incurred under this Agreement; provided that Guarantees by any Loan Party or Subsidiary under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to the same extent as such underlying Indebtedness is subordinated;

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(n)          Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o)          Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p)          [reserved];

(q)          Indebtedness consisting of (i) the financing of insurance premiums, or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)           Indebtedness consisting of Permitted Ratio Debt and Permitted Refinancing Indebtedness in respect thereof so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) (A) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than [*] to 1.0, or (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Fixed Charge Coverage Ratio on a Pro Forma Basis at least [*] to 1.0;

(s)          Indebtedness of Subsidiaries that are not the Subsidiary Guarantor in an aggregate amount not to exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(t)          unsecured Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u)          Indebtedness representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business;

(v)         [reserved];

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(w)        Indebtedness of any New Vessel Subsidiary under a New Vessel Financing (in an initial aggregate principal amount not to exceed [*]% of the purchase price (as adjusted from time to time to give effect to any change orders or other modifications) of the purchased Vessel and [*]% of any related export credit insurance premium) and Guarantees thereof by the Company;

(x)         Indebtedness of the Company and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the Company’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(a) and in the Security Documents (it being understood, however, that for a period of 30 consecutive days during each fiscal year of the Company the outstanding principal amount of Indebtedness under the Overdraft Line shall not exceed the greater of $[*] and [*]% of Consolidated Total Assets);

(y)         intercompany Indebtedness in connection with any Permitted Vessel Transfer;

(z)         [reserved];

(aa)        [reserved];

(bb)        Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess of the greater of $[*] and [*]% of Consolidated Total Assets as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc)        all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

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For purposes of determining compliance with this Section 6.01, (x) the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing and (y) (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (cc) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (cc), the Company may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness under this Agreement that is outstanding on the Closing Date shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (C) in connection with (1) the incurrence of revolving Indebtedness under this Section 6.01 or (2) any commitment relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Company or applicable Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and from and after the Deemed Date such Indebtedness shall be deemed to be outstanding for purposes of this Section 6.01 and 6.02 so long as the commitments with respect to such Indebtedness remain in effect and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date.

With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Section 6.02.         Liens. Create, incur, assume or permit to exist any Lien upon any Collateral (other than Liens in favor of the Borrower or the Subsidiary Guarantor), whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a)          any Lien created under the Loan Documents or permitted in respect of the Mortgaged Vessel by the terms of the Vessel Mortgage;

(b)          Liens on Collateral existing on the Closing Date and set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof;

(c)          Liens ranking junior to the Liens on the Collateral securing the Obligations; provided that (i) the Loan-to-Value Ratio on a Pro Forma Basis will be equal to or less than [*] to 1.0 and (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

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(d)         (1) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens and Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; in each case arising in the ordinary course of business and securing obligations which do not in the aggregate materially detract from the value of the Collateral and do not materially impact the use thereof in the operation of the business of the Company or the applicable Material Subsidiary or that are being contested in good faith by appropriate proceedings; and with respect to the Mortgaged Vessel: (i) Liens fully covered (in excess of deductibles required or permitted by Section 5.02) by valid policies of insurance meeting the requirements of the Vessel Mortgage, (ii) Liens for master’s and crew’s wages on, if not yet due and payable, and (iii) other maritime liens arising in the ordinary course of business in an amount not to exceed the greater of (x) $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 and (2) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(e)         (1) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03; (2) Liens in respect of Indebtedness permitted by (a) Section 6.01(f) (to the extent such obligations are in respect of trade-related letters of credit and bankers’ acceptances and cover the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof) and (b) Section 6.01(i) (provided, that in the case of any Lien in respect of Section 6.01(i), (x) that such Liens do not apply to any property or assets other than the property or assets being acquired or improved or (y) that immediately after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist, the Company is in Ratio Compliance and at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom); (3) Liens on not more than the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 of deposits securing Swap Agreements permitted to be incurred under Section 6.10; and (4) Liens securing judgments that do not constitute an Event of Default under Section 8.01(j); and

(f)          (1) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than obligations under ERISA), credit card processing arrangements, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; and (2) leases or subleases, licenses or sublicenses, granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole.

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Section 6.03.         Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(h) and (i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03, would not exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

Section 6.04.         Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)         (i) Investments by the Company or any Subsidiary in the Equity Interests of the Company or any Subsidiary; (ii) intercompany loans from the Company or any Subsidiary to the Company or any Subsidiary; and (iii) Guarantees by the Borrower or the Subsidiary Guarantor of Indebtedness otherwise expressly permitted hereunder of the Company or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Loan Parties, plus (B) net intercompany loans made after the Closing Date to Subsidiaries that are not Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of (1) $[*] and (2) [*]% of Consolidated Total Assets (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (a); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(a)(y), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided further, that the limitations in this paragraph shall not apply to any Investment entered into at a time when the Company is in Ratio Compliance; provided, still further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(b)         Permitted Investments and Investments that were Permitted Investments when made;

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(c)         Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(d)         loans and advances to current and former officers, directors, employees or consultants of the Company or any Subsidiary (i) in the ordinary course of business not to exceed the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of a Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity;

(e)         accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)          Swap Agreements permitted pursuant to Section 6.10;

(g)         Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such Investment existing on the Closing Date;

(h)         Investments resulting from pledges and deposits under Section 6.02(f);

(i)          other Investments by the Company or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (1) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(i)(2), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided further, that the limitations in this paragraph shall not apply to any Investment entered into if, immediately after giving effect thereto, on a Pro Forma Basis, (i) either (A) the Loan-to-Value Ratio is equal to or less than [*] to 1.0 or (B) the Fixed Charge Coverage Ratio is at least [*] to 1.0 and (ii) the Company is in Pro Forma Compliance;

(j)          Investments constituting Permitted Business Acquisitions;

(k)         intercompany loans permitted by Section 6.01(e);

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(l)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Company as a result of a foreclosure by the Company or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)        Investments of a Subsidiary acquired after the Closing Date or of a person merged into any Loan Party or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)         acquisitions by the Company or any Subsidiary of obligations of one or more officers or other employees of any Loan Party or any Subsidiary in connection with such officer’s or employee’s acquisition of Equity Interests of the Company or any Parent Entity, so long as no cash is actually advanced by any Loan Party or any Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(o)         Guarantees by the Company or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Subsidiary in the ordinary course of business;

(p)         Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(q)         Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Company or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined on an arm’s-length basis, so contributed pursuant to this paragraph (q) shall not in the aggregate exceed the greater of (x) $[*] and (y) and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 and (ii) in respect of each such contribution, a Responsible Officer of the Company shall certify, in a form to be agreed upon by the Company and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(r)          Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

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(s)         Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(t)          Investments in Subsidiaries that are not Loan Parties not to exceed the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate, as valued at the fair market value of such Investment at the time such Investment is made;

(u)         Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(v)         advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or such Subsidiary;

(w)        Investments by Company and its Subsidiaries, including loans to any direct or indirect parent of the Company, if the Company or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such Investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(x)          Investments if after giving effect to such Investments, the Total Leverage Ratio is equal to or less than 3.30 to 1.00;

(y)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(z)          Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(aa)       Investments received substantially contemporaneously in exchange for Equity Interests of the Company; provided that such Investments are not included in any determination of the Cumulative Credit;

(bb)       Investments in joint ventures in an aggregate amount not to exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc)       Permitted Vessel Transfers;

(dd)       Investments in New Vessel Subsidiaries; and

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(ee)       Investments in a Similar Business in an aggregate amount (valued at the time of making thereof, and without giving effect to any write downs or any write offs thereof) not to exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (ee) plus (y) the Cumulative Credit; provided that if any Investment pursuant to this paragraph (ee) is made in any person that is not a Subsidiary of the Company at the date of the making of such Investment and such person becomes a Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (a) above and shall cease to have been made pursuant to this paragraph (ee) for so long as such person continues to be a Subsidiary of the Company;

The amount of Investments that may be made at any time pursuant to Section 6.04(a) or (j) (such Sections, the “Related Sections”) may, at the election of the Company, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

Section 6.05.         Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions, including effected pursuant to a Delaware LLC Division) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Company or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a)         (i) any disposal by the Company or any Subsidiary of an asset or other property in the ordinary course of the Company’s or Subsidiary’s business, (ii) any acquisition (in one or a series of transactions) by any Loan Party or Subsidiary of all or any substantial part of the assets or other property of any other person, so long as such acquisition is in the ordinary course of such Loan Party’s or Subsidiary’s business, or (iii) the sale of Permitted Investments by any Loan Party or Subsidiary, so long as such sale is in the ordinary course of such Loan Party’s or Subsidiary’s business;

(b)         if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary into or with the Subsidiary Guarantor in a transaction in which the surviving or resulting entity is the Subsidiary Guarantor, and, in the case of each of clauses (i) and (ii), no person other than the Borrower or the Subsidiary Guarantor receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not the Subsidiary Guarantor into or with any other Subsidiary that is not the Subsidiary Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Company determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Company and is not materially disadvantageous to Lenders, (v) any disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC and would otherwise not be prohibited hereunder; provided that any disposition or other allocation of any assets (including any equity interests of such Delaware Divided LLC) in connection therewith is otherwise permitted hereunder or (vi) any Subsidiary may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging Subsidiary was a Loan Party and which together with each of their Subsidiaries shall have complied with the requirements of Section 5.10;

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(c)         sales, transfers, leases or other dispositions to any Loan Party or by any Subsidiary that is not the Subsidiary Guarantor to any other Subsidiary, including without limitation, a Permitted Vessel Transfer;

(d)         Sale and Lease-Back Transactions permitted by Section 6.03;

(e)         Investments permitted by Section 6.04, Permitted Liens, and dividends, distributions and other payments permitted by Section 6.06;

(f)          the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)         sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h)         Permitted Business Acquisitions (including any merger or consolidation in order to effect a Permitted Business Acquisition); provided, that following any such merger or consolidation involving the Borrower, the Borrower is the surviving corporation;

(i)          leases, charters or licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property), of any property in the ordinary course of business;

(j)          sales, leases or other dispositions of inventory of the Company or any Subsidiary determined by the management of the Company to be no longer useful or necessary in the operation of the business of any Loan Party or Subsidiary; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(k)          acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l)          [reserved];

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(m)        any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least [*]% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of an exchange with a fair market value in excess of the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, the Administrative Agent shall have received a certificate from a Responsible Officer of the Company with respect to such fair market value and (iii) in the event of an exchange with a fair market value in excess of the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, such exchange shall have been approved by at least a majority of the board of directors of the Company; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (m) shall not exceed, in any fiscal year of the Company, the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04, (B) no Default or Event of Default exists or would result therefrom, (C) with respect to any such exchange with aggregate gross consideration in excess of the greater of (x) $[*] and (y) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, immediately after giving effect thereto, the Company shall be in Pro Forma Compliance, and (D) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b);

(n)         any disposition of any assets owned by any New Vessel Subsidiary or of any Vessel that is not the Mortgaged Vessel; and

(o)         disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) or (d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that the provisions of clause (ii) or (iii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $[*] or to other transactions involving assets with a fair market value of not more than the greater of $[*] and [*]% of Consolidated Total Assets in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of clause (iii), (a) the amount of any secured Indebtedness of the Company or any Subsidiary or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash, (b) any notes or other obligations or other securities or assets received by the Company or such Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) shall be deemed to be cash and (c) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $[*] million and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of receipt of such Designated Non-Cash Consideration for which financial statements have been delivered pursuant to Section 5.04 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash.

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Section 6.06.         Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such equity); provided, however, that:

(a)         any Subsidiary of the Company may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Company or to any Wholly Owned Subsidiary of the Company (or, in the case of non-Wholly Owned Subsidiaries, to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Company or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Company or a Subsidiary is permitted under Section 6.04);

(b)         the Company may declare and pay dividends or make other distributions (directly or indirectly) (i) to any Parent Entity in respect of (A) overhead, legal, accounting, consulting and other professional fees and expenses of any Parent Entity, (B) fees and expenses related to any public offering or private placement of Equity Interests of any Parent Entity whether or not consummated, (C) franchise or similar Taxes and other fees and expenses in connection with the maintenance of its existence and its direct or indirect (or any Parent Entity’s direct or indirect) ownership of the Company, (D) payments permitted by Section 6.07(b) (except to the extent expressly subject to this Section 6.06), and (E) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments; provided that in the case of clauses (A) and (B), the amount of such dividends and distributions shall not exceed the portion of any amounts referred to in such clauses (A) and (B) that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as such Parent Entity, as the case may be, beneficially owns no assets other than the Equity Interests in the Company); (ii) with respect to any taxable period for which the Company is or has been a partnership or disregarded entity for U.S. federal income tax purposes, to any person that (directly or indirectly) held Equity Interests of the Company during such taxable period (a) to the extent such tax distributions are permitted under (I) the Amended and Restated United States Tax Agreement for NCL Corporation Ltd., dated January 24, 2013 or the Amended and Restated Profits Sharing Agreement for NCL Corporation Ltd., dated January 22, 2013, each as in effect on the Closing Date, (collectively, the “Tax Agreements”) or (II) any amended version of the Tax Agreements to the extent such amendments are not materially adverse to the Lenders (collectively, the “Amended Tax Agreements”) and (b) to the extent not otherwise permitted under clause (a), tax distributions in respect of audit adjustments resulting from audits of the Company and/or its Subsidiaries commencing after the Closing Date, determined in a manner consistent with and subject to the limitations set forth in the Tax Agreements and the Amended Tax Agreements; and (iii) with respect to any taxable period for which the Company and any Parent Entity files an affiliated, consolidated, combined or unitary tax return in any relevant jurisdiction, distributions to such Parent Entity in amount not to exceed the amount of any Taxes in such jurisdiction that the Company and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Company and/or its Subsidiaries, as applicable, been stand-alone taxpayers in such jurisdiction (less any portion of such amounts directly payable by the Company and/or its Subsidiaries); provided, that distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Company or any of its Restricted Subsidiaries for such purpose.

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(c)         the Company may declare and pay dividends or make other distributions (directly or indirectly) the proceeds of which are used to purchase or redeem the Equity Interests of any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Company or any of the Subsidiaries or by any Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year the greater of $[*] and [*]% of Consolidated Total Assets (plus the amount of net proceeds contributed to the Company that were (x) received by any Parent Entity during such calendar year from sales of Equity Interests of any Parent Entity to directors, consultants, officers or employees of any Parent Entity, the Company or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d)          any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

(e)          the Company may pay dividends (directly or indirectly) to its equity holders in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Company elects to apply to this (e), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect thereto, that the Company shall be in Pro Forma Compliance;

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(f)          the Company may pay dividends or distributions to allow any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(g)         the Company may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount no greater than [*]% per annum of Market Capitalization;

(h)         the Company may declare and pay dividends or make other distributions (directly or indirectly) to its equity holders if after giving effect to such dividend or distribution, the Total Leverage Ratio is equal to or less than 3.30 to 1.00; and

(i)          the Company may declare and pay dividends or make other distributions (directly or indirectly) to its equity holders in an aggregate amount not to exceed the greater of $[*] and [*]% of Consolidated Total Assets.

Section 6.07.         Transactions with Affiliates.

(a)          Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b)          The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i)          any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Company,

(ii)         loans or advances to employees or consultants of the Company, any Parent Entity or any of the Subsidiaries in accordance with Section 6.04(d),

(iii)        transactions among the Company or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction,

(iv)        the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company, any Parent Entity and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as such Parent Entity beneficially owns no assets other than the Equity Interests in the Company and assets incidental to the ownership of the Company and its Subsidiaries)),

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(v)         subject to the limitations set forth in (xiv), if applicable, transactions pursuant to the Loan Documents and permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment or replacement thereto to the extent such amendment or replacement is not adverse to the Lenders in any material respect,

(vi)        (A) any employment agreements entered into by the Company or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)      dividends, redemptions and repurchases permitted under Section 6.06,

(viii)      [reserved],

(ix)        [reserved],

(x)          payments by the Company or any of the Subsidiaries to any Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of the Company, or a majority of disinterested members of the board of directors of the Company, in good faith,

(xi)         transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xii)        any transaction in respect of which the Company delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors of the Company from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Company qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xiii)       transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business,

(xiv)      any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees: (A) in an aggregate amount in any fiscal year of the Company not to exceed the sum of (1) the greater of $[*] and [*]% of EBITDA, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally); and (B) [*]% of the value of transactions with respect to which any Affiliate provides any transaction, advisory or other services,

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(xv)       the issuance, sale, transfer of Equity Interests of the Company and capital contributions to the Company,

(xvi)      [reserved];

(xvii)     [reserved];

(xviii)    [reserved];

(xix)       payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the board of directors of the Company in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xx)        transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company or the Subsidiaries;

(xxi)       transactions between the Company or any of the Subsidiaries and any person, a director of which is also a director of the Company, provided, however, that (A) such director abstains from voting as a director of the Company, on any matter involving such other person and (B) such person is not an Affiliate of the Company for any reason other than such director’s acting in such capacity;

(xxii)      transactions permitted by, and complying with, the provisions of Section 6.05;

(xxiii)     intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Company) for the purpose of improving the consolidated tax efficiency of the Loan Parties and not for the purpose of circumventing any covenant set forth herein.

Section 6.08.         Business of the Loan Parties and the Subsidiaries. Notwithstanding any other provisions of this Agreement, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

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Section 6.09.         Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)          Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of formation or incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Company or any Subsidiary.

(b)          (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness subordinated to the Loans permitted hereunder to be incurred or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any preferred Equity Interests or any Disqualified Stock (collectively, “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings permitted by Section 6.01(l) or (r), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date for any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Company (directly or indirectly) by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of any Parent Entity or (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution, the Company would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) the greater of (1) $[*] and (2) [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such payment or distribution for which financial statements have been delivered pursuant to Section 5.04 and (y) the portion, if any, of the Cumulative Credit on the date of such payment or distribution that the Company elects to apply to this Section 6.09(b)(i), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; or

(ii)         Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to the Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c)          Permit any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Company or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

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(A)         restrictions imposed by applicable law;

(B)         contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.09, Senior Unsecured Notes Documents, any New Vessel Financings or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C)         any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D)        customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)         any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)         [reserved];

(G)         customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)        customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)          customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)          customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)        customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations;

(L)         customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

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(M)       any agreement in effect at the time an entity becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N)        restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Company that is not a Loan Party;

(O)        customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)         restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(Q)         any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.10.         Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including raw material, supply costs and currency risks), (b) any Swap Agreement entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of the Company or any Subsidiary and (c) any Swap Agreement entered into in order to swap currency in connection with funding the business of the Company or any Subsidiary in the ordinary course of business.

Section 6.11.         Fiscal Year; Accounting. In the case of the Company, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

Section 6.12.         Loan-to-Value Ratio. Permit the Loan-to-Value Ratio to be greater than or equal to 0.70 to 1.0 at any time.

Section 6.13.         Free Liquidity. Permit Free Liquidity to be less than $50,000,000 at any time.

Section 6.14.         Total Net Funded Debt to Total Capitalization. Permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than or equal to 0.70 to 1.00 on the last day of any fiscal quarter.

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Section 6.15.         EBITDA to Consolidated Debt Service. Permit the ratio of EBITDA to Consolidated Debt Service for the Company and its Subsidiaries on a consolidated basis at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25 to 1.0, unless Free Liquidity of the Company and its Subsidiaries on a consolidated basis at all times during the period of four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter was equal to or greater than $100,000,000.

Article VII

[RESERVED]

Article VIII

Events of Default

Section 8.01.         Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)         any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)         default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)         default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable; provided, however, that no Event of Default shall occur for purposes of this Section 8.01 until the expiry of three Business Days following the date on which such payment is due;

(d)         default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Sections 5.01(a), 5.05(a) or 5.08 or in Article VI;

(e)         default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company;

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(f)          (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Company or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)         there shall have occurred a Change in Control;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of the Company or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Company or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Company or any Material Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of the Company or any Material Subsidiary, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors or (6) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)          the failure by the Company or any Material Subsidiary to pay one or more final judgments aggregating in excess of $[*] (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Material Subsidiary to enforce any such judgment;

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(k)          (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Company or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) the Company or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l)          (i) any Loan Document shall for any reason be asserted in writing by the Borrower or the Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and which extends to assets that are not immaterial to the Company and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or the other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions required to be taken by the Collateral Agent as described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by the Borrower or the other Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or the other Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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Section 8.02.         Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Company fails (or, but for the operation of this Section 8.02, would fail) to comply with the requirements of Section 6.12, 6.13, 6.14 or 6.15 then, until the expiration of the tenth Business Day subsequent to the date of the certificate calculating such covenant is required to be delivered pursuant to Section 5.04(c), the Company may, at its option, cure such non-compliance by:

(a)          In the case of a failure to comply with Section 6.12, delivering additional property over which the Collateral Agent has a perfected, first priority Lien for the benefit of the Lenders and the other Secured Parties, which additional property shall be acceptable to the Required Lenders (it being understood that, in all events, cash shall be acceptable, and separate approval thereof from any Agent or Lender shall not be required) and following such delivery the Cure Collateral Fair Market Value of such additional property shall be added to the Value Component as of the date of measurement; and/or

(b)          In the case of a failure to comply with Section 6.12, ratably prepaying outstanding Term Loans (but only to the extent permitted as a voluntary prepayment under Section 2.10(a)), and following such prepayments, the total amount of such prepayments shall be subtracted from the Loan Component, as of the date of measurement; and/or

(c)          In the case of a failure to comply with Section 6.13, 6.14 or 6.15, issuing Permitted Cure Securities for cash or otherwise receiving cash contributions to the capital of the Company (the “Cure Right”), and upon the receipt by the Company of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right, (A) in the case of Section 6.13, Free Liquidity shall be increased by the Cure Amount, as of the date of measurement, (B) in the case of Section 6.14, the Total Net Funded Debt shall be decreased by the Cure Amount, as of the date of measurement and (C) in the case of Section 6.15, the ratio of EBITDA to Consolidated Debt, as applicable, shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four quarter period that includes such quarter by the Cure Amount; provided, that, for purposes of complying with Section 6.15, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.15.

If,

(i)          in case of a failure to comply with Section 6.12, after giving effect to the transactions in paragraphs (a) and/or (b) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.12; and/or

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(ii)         in case of a failure to comply with Section 6.13, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.13; and/or

(iii)         in case of a failure to comply with Section 6.14, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.14; and/or

(iv)        in case of a failure to comply with Section 6.15, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.15, then in each case, the Company shall be deemed to have satisfied the requirements of the relevant Section(s) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section(s) that had occurred shall be deemed cured for all purposes of this Agreement.

Section 8.03.         Application of Proceeds. The proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent and/or the Collateral Agent of the remedies provided for herein or in any other Loan Document shall be applied, in full or in part, together with any other sums then held by the Administrative Agent or the Collateral Agent pursuant to this Agreement or any other Loan Document, as provided in Section 4.02 of the Collateral Agreement.

Article IX

The Agents

Section 9.01.         Appointment.

(a)          Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent and as the Mortgage Trustee for such Lender and the other Secured Parties under the Security Documents, including the Vessel Mortgage, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

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(b)          In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby appoints and authorizes the Collateral Agent and the Mortgage Trustee to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and the Mortgage Trustee (and any Subagents appointed by the Collateral Agent or the Mortgage Trustee pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent or the Mortgage Trustee) shall be entitled to the benefits of this Article IX (including Section 9.07) as though the Collateral Agent and the Mortgage Trustee (and any of their respective Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)          Each Lender (in its capacities as a Lender) irrevocably authorizes the Administrative Agent, the Collateral Agent or the Mortgage Trustee, as applicable, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent, the Collateral Agent or the Mortgage Trustee under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a person that is not (and is not required to become) a Loan Party, (C) if approved, authorized or ratified in writing in accordance with Section 10.08 of this Agreement or (D) to the extent excluded from the security interest granted under the Collateral Agreement pursuant to Section 3.01 thereof, (ii) to release the Subsidiary Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder and (iii) to subordinate any Lien on any property granted to or held by the Collateral Agent or Mortgage Trustee under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e)(2)(b). Upon request by an Agent, at any time, the Required Lenders will confirm in writing the Administrative Agent’s, the Collateral Agent’s or the Mortgage Trustee’s, as applicable, authority to release its interest in particular types or items of property, or to release the Subsidiary Guarantor from its obligations under the Loan Documents.

(d)          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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Section 9.02.         Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co trustees, collateral co agents, collateral subagents or attorneys in fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney in fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

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Section 9.03.         Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by the Borrower or a Lender. Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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Section 9.04.         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (including with respect to any matter hereunder or under any other Loan Document that is subject to such Agent’s consent or approval) unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it (or, in the case of the Collateral Agent, the Administrative Agent) deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

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Section 9.05.         Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or any other portion of the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06.         Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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Section 9.07.         Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate outstanding Term Loans and unused Commitments hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder, and the resignation or removal of any Agent.

Section 9.08.         Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09.         Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be withheld or delayed unreasonably), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.09 shall apply mutatis mutandis to the Collateral Agent, provided that the Administrative Agent and the Collateral Agent shall at all times be the same person.

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Section 9.10.         Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.10.

Section 9.11.         Agent and Arrangers. Neither the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such. Without limiting any other provision of this Article, neither the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender or any other person by reason of this Agreement or any other Loan Document.

Section 9.12.         Ship Mortgage Trust. The Mortgage Trustee agrees and declares, and each of the other Secured Parties acknowledges, that, subject to the terms and conditions of this Section 9.12, the Mortgage Trustee holds the Trust Property in trust for the Secured Parties absolutely.  Each of the other Secured Parties agrees that the obligations, rights and benefits vested in the Mortgage Trustee shall be performed and exercised in accordance with this Section 9.12.  For the avoidance of doubt, the Mortgage Trustee shall have the benefit of all of the provisions of this Agreement (including exculpatory and indemnification provisions) benefiting it in its capacity as Collateral Agent for the Secured Parties.  In addition, the Mortgage Trustee and any attorney, agent or delegate of the Mortgage Trustee may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Mortgage Trustee or any other such person by or pursuant to the Vessel Mortgage or in respect of anything else done or omitted to be done in any way relating to the Vessel Mortgage (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Mortgage Trustee’s gross negligence or willful misconduct).

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Article X

Miscellaneous

Section 10.01.         Notices; Communications.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to any Loan Party, the Administrative Agent or the Collateral Agent to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c)          Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).

(d)          Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

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(e)          Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Loan Parties post such documents, or provides a link thereto on the Loan Parties’ website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02.         Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

Section 10.03.         Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies of this Agreement which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 10.04.         Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender (such Lender, an “Assignor”) may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)         the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and

(B)         the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate of the Borrower made in accordance with this Section 10.04(b)(i) or Section 10.21.

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and, unless each of the Company and the Administrative Agent otherwise consent; provided that (1) no such consent of the Company shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B)         the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee of $5,000 (which fee may be waived or reduced in the discretion of the Administrative Agent);

(C)         the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms; and

(D)         the Assignee shall not be a natural person or the Borrower or the Borrower’s Affiliates or Subsidiaries; except in accordance with Section 10.04(b)(i) or Section 10.21.

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For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(vi)        If the consent of the Company to an assignment or to an Approved Fund is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.04(b)(ii)(A)), the Company shall be deemed to have given its consent ten Business Days after the date written notice thereof has been delivered by the Assignor (through the Administrative Agent or the electronic settlement system used in connection with any such assignment) unless such consent is expressly refused by the Company prior to such tenth Business Day.

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(c)          By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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(d)          (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 and it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)         A Participant shall not be entitled to receive any greater payment under 2.14, 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 10.04(d)(ii); provided that each potential Participant shall provide such information as is reasonably requested by the Company in order for the Company to determine whether to provide its consent.

(e)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)          The Borrower, upon receipt of written notice from any relevant Lender, agree to issue Notes to such Lender requiring Notes to facilitate transactions of the type described in paragraph (e) above.

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(g)          Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)          If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, they shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (1) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (2) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)          Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 10.04), the Borrower may purchase by way of assignment and become Assignees with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 10.04(b) hereof (“Permitted Loan Purchases”); provided that (A) any such purchase occurs pursuant to Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent; provided that the Borrower shall be entitled to make open market purchases of the Term Loans without complying with such Dutch auction procedures so long as the aggregate principal amount (calculated on the par amount thereof) of all Term Loans purchased in open market purchases from the Closing Date does not exceed the Permitted Loan Purchases Amount, (B) no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (C) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 10.04(j) and (D) in connection with any such Permitted Loan Purchase, the Borrower and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 10.04.

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(j)          Each Permitted Loan Purchase shall, for purposes of this Agreement (including without limitation, Section 2.08(b)) be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

Section 10.05.         Expenses; Indemnity.

(a)          Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or in the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Company and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions of this Agreement or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent and the Arrangers, and, if necessary, the reasonable fees, charges and documented out-of-pocket expenses and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Agents and any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel for the Agents or, after any Event of Default under Section 8.01(b), (c), (h) (with respect to the Borrower) or (i) (with respect to the Borrower), counsel for the Lenders (in each case including any special and local counsel).

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(b)          Indemnification by the Borrower. The Borrower agrees to indemnify the Administrative Agent, the Agents, the Arrangers, the Joint Bookrunners, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any of its subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Arranger, any Joint Bookrunner or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower jointly and severally agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any Environmental Claim or Environmental Liability related in any way to the Company or any of the Subsidiaries or its predecessors; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Company or any of the subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)          Taxes. Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)          Survival. The agreements in this Section 10.05 shall survive the resignation or removal of either Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

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Section 10.06.         Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have. Each Lender agrees to notify the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.07.         Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 10.08.         Waivers; Amendment.

(a)          No failure or delay of either Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or the other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or the other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)          Subject to Section 2.14, neither this Agreement nor any other Loan Document nor any provision of this Agreement or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Agent party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)          decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

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(ii)         increase or extend the Commitment of any Lender or decrease the Commitment Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii)        extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)        amend the provisions of Section 4.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v)         amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)        release all or substantially all the Collateral or the Subsidiary Guarantor from its Guarantee under the Collateral Agreement, unless, in the case of the Subsidiary Guarantor, all or substantially all the Equity Interests of the Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender, or

(vii)       effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent hereunder without the prior written consent of such Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.

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(c)          Without the consent of any Arranger or Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)          Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Refinancing Term Loan Commitments or Extended Term Loan Commitments in a manner consistent with Section 2.21, including, with respect to Refinancing Term Loans or Extended Term Loans, as may be necessary to establish such Refinancing Term Loan Commitments or Extended Term Loan Commitments as a separate Class or tranche from the existing Commitments.

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 10.09.         Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter of this Agreement. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter of this Agreement is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letters previously entered into between the Agents, the Arrangers and the Joint Bookrunners shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

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Section 10.10.         [Reserved].

Section 10.11.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12.         Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

Section 10.14.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15.         Jurisdiction; Consent to Service of Process.

(a)          Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

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(b)          Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Service of Process. Each Loan Party irrevocably appoints Pride of America Ship Holding, LLC at 7665 Corporate Center Drive, Miami, FL 33126 as its authorized agent (the “Process Agent”) on which any and all legal process may be served in any action, suit or proceeding brought in any New York Court. Each Loan Party agrees that service of process in respect of it upon the Process Agent, together with written notice of such service given to it in the manner provided for notices in Section 10.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Loan Party agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason the Process Agent named above shall cease to be available to act as such, each Loan Party agrees to irrevocably appoint a replacement process agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (c). Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable law.

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Section 10.16.         Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to any Loan Party and any Subsidiary furnished to it by or on behalf of such Loan Party or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 10.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to such Loan Party or any other Subsidiary) and shall not reveal the same other than to its Related Parties with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (or any of its Related Parties) (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) and (G) to any credit insurance provider relating to the Borrower and their obligations (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16). In addition, each Agent and each Lender may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 10.17.         Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or their securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

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Section 10.18.         Release of Liens and Guarantees. In the event that any equity holder conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of the Subsidiary Guarantor to a person that is not thereby required to enter into a Subsidiary Guarantor Pledge Agreement in a transaction not prohibited by Section 6.05 the Collateral Agent, without any recourse to or representation by it, shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of the Subsidiary Guarantor in a transaction permitted by Section 6.05 and as a result of which the Subsidiary Guarantor would cease to be a Subsidiary, terminate the Subsidiary Guarantor’s obligations under its Guarantee (and, in each case, the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. In addition, the Collateral Agent agrees, without any recourse to or representation by it, to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and all Commitments are terminated. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

Section 10.19.         Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to any Agent or Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

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Section 10.20.         USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.21.         Affiliate Lenders.

(a)          Each Lender who is an Affiliate of the Borrower (each, an “Affiliate Lender”; it being understood that neither the Borrower, nor any of the Subsidiaries may be Affiliate Lenders), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii) or (iii) of the first proviso of Section 10.08(b), such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Subject to clause (c) below, the Borrower and each Affiliate Lender hereby agree that if a case under Title 11 of the United States Code is commenced against the Borrower, the Borrower shall seek (and each Affiliate Lender shall consent) to designate the vote of any Affiliate Lender and the vote of any Affiliate Lender with respect to any plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b)          Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (b) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or their representatives, or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents or (d) own more than 25% of the aggregate principal amount of outstanding Term Loans. It shall be a condition precedent to each assignment to an Affiliate Lender that such Lender shall have represented in the applicable Assignment and Acceptance, and notified the Administrative Agent (i) that it is (or will be, following the consummation of such assignment) an Affiliate Lender, (ii) that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (d) of the preceding sentence, and (iii) that, as of the date of such purchase and assignment, it is not in possession of material non-public information with respect to the Borrower, its subsidiaries or their respective securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Terms Loans to such Affiliate Lender.

141

Section 10.22.         No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, the other Loan Party and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrower and the other Loan Party are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, the Subsidiary Guarantor or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or the other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising the Borrower or the other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and the other Loan Party and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and the other Loan Party have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Borrower hereby agrees that it will not claim that any of the Agents, the Arrangers, the Lenders or their respective affiliates has rendered advisory services of any nature or respect or owes any fiduciary duty to it in connection with any aspect of any transaction contemplated hereby.

Section 10.23.         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

142

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.24.         [Reserved].

Section 10.25.         [Reserved].

Section 10.26.         Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Joint Bookrunners and each Co-Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

143

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Joint Bookrunners and the Co-Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Joint Bookrunner or any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)          The Administrative Agent, each Arranger, each Joint Bookrunner and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Remainder of page left blank intentionally; signature pages follow.]

144

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NCL CORPORATION LTD.,
as the Company

By:	/s/ Mark Kempa
Name: Mark Kempa
Title: Chief Financial Officer

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director

By:	/s/ Lynn Sauro
Name: Lynn Sauro
Title: Director

MIZUHO BANK, ltd.,
as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

If a second signature block is necessary:

By:
Name:
Title:

145

MufG BANK, ltd.,
as a Lender

By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

If a second signature block is necessary:

By:
Name:
Title:

skandinaviska enskilda banken ab (publ),
as a Lender

By:	/s/ Peder Garmefelt
Name: Peder Garmefelt
Title: Head of Shipping Finance, London

If a second signature block is necessary:

By:	/s/ Malcolm Stonehouse
Name: Malcolm Stonehouse
Title: Client Executive

146

Exhibit A

[FORM OF]
ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation, Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, Nordea Bank Abp, New York Branch, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.        The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 10.04(b)(iv) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.        Pursuant to Section 10.04(b)(ii)(B) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 10.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $5,000, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.17 of the Credit Agreement, duly completed and executed by such Assignee and (iii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire.

3.          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment: _______________________________________________________________________________

Legal Name of Assignor (“Assignor”): _________________________________________________________________

Legal Name of Assignee (“Assignee”): _________________________________________________________________

Assignee’s Address for Notices: _____________________________________________________________________

_______________________________________________________________________________________________

Effective Date of Assignment: ________________________________________________________________________

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

Delayed Draw Term Loans/Commitments	$		%

[Signature page follows]

1 Amount of Commitments and/or Loans assigned is governed by Section 10.04 of the Credit Agreement.

The terms set forth above are hereby agreed to:	[Consented to and][2] Accepted

NORDEA BANK ABP, NEW YORK BRANCH,
_______________, as Assignor	as Administrative Agent

By:	By:
Name:	Name:
Title:	Title:

_______________, as Assignee	NCL CORPORATION LTD., as Borrower[3]

By:	By:
Name:	Name:
Title:	Title:

2 Consent of the Administrative Agent shall not be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

3 Consent of the Borrower shall not be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing.

Exhibit B

[FORM OF]
ADMINISTRATIVE QUESTIONNAIRE

Article I.

Article II.	ADMINISTRATIVE QUESTIONNAIRE

Agent Address:	1211 Avenue of the Americas
23rd Floor
New York, NY 10036

DEAL NAME: NCL Corporation Ltd

Legal name of institution to appear in documentation:

_____________________________________________________________________________________________

__________

GENERAL INFORMATION- DOMESTIC LENDING OFFICE:

Institution Name

Street Address

City, State, Zip Code, Country

BUSINESS/CREDIT CONTACTS:

Article III.

PRIMARY CONTACT:

Title

Street Address

City, State, Zip Code, Country

Phone Number

Fax Number

e-mail Address

SECONDARY CONTACT:

Title

Street Address

City, State, Zip Code, Country

Phone Number

Fax Number

e-mail Address

ADMIN/OPERATIONS CONTACT:

PRIMARY CONTACT:

Title

Street Address

City, State, Zip Code, Country

Phone Number

Fax Number

e-mail Address:

SECONDARY CONTACT:

Title

Street Address

City, State, Zip Code, Country

Phone Number

Fax Number

e-mail Address

LENDER’S DOMESTIC WIRE INSTRUCTIONS:

Bank Name

ABA/Routing No

Account Name

Account No

Attention

Reference

LENDER’S FOREIGN WIRE INSTRUCTIONS

Currency

Bank Name

Swift/Routing No

Account Name

Account No

Attention

Reference

AGENT’S WIRE INSTRUCTIONS:

Name of Bank	[*]
ABA/Routing Number	[*]
Swift Address	[*]
Account Name	[*]
Account Number	[*]
Reference	[*]

TAX WITHHOLDING:

Non-Resident Alien	Yes, Form 4224 attached

Tax ID Number	Form W9 attached.

All forms should be returned to us as soon as possible.

(For more information please see below)

Form W-9 (“Request for Taxpayer Identification Number and Certification”): If your institution is incorporated under the laws of the United States or one of its states, please supply all information in Part I of this form. Part II should be filled out with the word “Exempt” by the black arrow.

Form W-8BEN (“Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding”): If your institution is not incorporated under the laws of the United States or one of its states and the loan will not be originated from a U.S. office of your institution, please fill out this form. Use your head office address in the address information. In Part II, you should certify to items 9(a), (b), and (c). Please fill in the name of your head office country in response to 9(a).

Note that all loan participants must have a U.S. taxpayer identification number in order to be exempt from U.S. withholding. If you do not have a taxpayer identification number, you may leave line 6 blank for now, but should apply for such a number as soon as possible. Please contact the undersigned if this will be an issue for your institution.

Form W-8ECI (“Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States”): If your institution is not incorporated in the United States but the loan will be originated from a U.S. office, please fill out this form. The exemption should be claimed for this year.

In Part 1, field 9, please write "Interest and fee income".

All forms should be sent to the undersigned as soon as possible. Please mail in the signed original. If you have any questions, or need to obtain relevant tax forms, please call [*]

Exhibit C

[FORM OF]
NCL CORPORATION LTD.
SOLVENCY CERTIFICATE

Date: [__], 2019

This Solvency Certificate is delivered pursuant to Section 4.02(f) of the Credit Agreement dated as January 10, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, Nordea Bank Abp, New York Branch, as Administrative Agent and as Collateral Agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer, as follows:

1.          I am the Chief Financial Officer of the Borrower.

2.          As of the date hereof, immediately after giving effect to the transactions to occur on the date hereof, on and as of such date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis of their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3.          As of the date hereof, the Borrower does not intend to, and the Borrower does not believe that it or any of its Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

NCL CORPORATION LTD.

By:
Name:
Title:

Exhibit D-l

[FORM OF]
BORROWING REQUEST

Date:4 ________________, __________

To:	Nordea Bank Abp, New York Branch, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of January 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, Nordea Bank Abp, New York Branch, as collateral agent, and certain other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you of the Borrowing specified below:

1.          The Borrowing will be a Borrowing of _________ Loans.5

2.          The Business Day of the requested Borrowing is: _____________.

3.          The aggregate amount of the requested Borrowing is: _________.

4.          The Borrowing is comprised of ___________ of ABR Loans and ____________ of the Eurocurrency Loans.

5.          The duration of the Interest Period for the Eurocurrency Loans, if any, included in the Borrowing shall be ____________ month(s).

6.          The location and number of the account to which the proceeds of such Borrowing are to be deposited is _________________.

4 Notification must be received by the Administrative Agent by telephone (confirmed promptly by hand delivery or electronic means) (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing.

5 Delayed Draw Term Loans, Refinancing Term Loans, or Extended Term Loans.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(A)         The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of each such date with the same effect as though made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

(B)         No event has occurred and is continuing or would result from such extension of credit which constitutes a Default or an Event of Default.

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Exhibit E

[FORM OF]
INTEREST ELECTION REQUEST

Date:6 ________________, __________

To:	Nordea Bank Abp, New York Branch, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of January 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, Nordea Bank Abp, New York Branch, as collateral agent, and certain other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby makes an election with respect to Loans under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such election:

1.          Borrowing to which this request applies: _________________.7

2.          Date of election (which shall be a Business Day): _____________.

3.          Principal amount and Type of Loans subject to election: $____________.

4.          The Loans are to be [converted into] [continued as] [ABR] [Eurocurrency] Loans.

5.          The duration of the Interest Period for the Eurocurrency Loans, if any, included in the election shall be ______________ months.

[Signature page follows]

 6 The Borrower must notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means of this form to the Administrative Agent.

7 If different options are being elected with respect to different portions of the Borrowing, the portions thereof must be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Paragraphs 4 and 5 shall be specified for each resulting Borrowing).

This Interest Election Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Exhibit F

[Reserved]

Exhibit G

[FORM OF]

SHIP MORTGAGE

Execution Version

Date: January 10, 2019

FIRST PREFERRED U.S. SHIP MORTGAGE

executed by

Pride of America Ship Holding, LLC,

as Owner

in favor of

Nordea Bank Abp, New York Branch,

not in its individual capacity, but solely as Mortgage Trustee,

as Mortgagee

“PRIDE OF AMERICA”

(Official Number 1146542)

SYNOPSIS OF MORTGAGE

Name and Official	PRIDE OF AMERICA

Number of Vessel:	Official Number 1146542

Type of Instrument:	First Preferred U.S. Ship Mortgage

Date of Instrument:	January 10, 2019

Name of Shipowner (Percentage of Vessels owned):	Pride of America Ship Holding, LLC

Address of Shipowner:	Corporate Creations Network, Inc., 3411 Silverside Road, Tatnall Building Suite 104, Wilmington, DE 19810

Name of Mortgagee:	NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity but solely as mortgage trustee

Address of Mortgagee:	1211 Avenue of the Americas, New York, NY 10036

Total Amount of
Mortgage:	U.S.$[*] (of which (a) U.S.$230,000,000 is attributable to the Facilities and (b) U.S.$[*] is attributable to the Swap Exposure) together with interest, fees, commissions and performance of mortgage covenants

THIS FIRST PREFERRED MORTGAGE is dated and effective as of January 10, 2019, (this “Mortgage”), and is made by PRIDE OF AMERICA SHIP HOLDING, LLC, a limited liability company organized under the laws of the State of Delaware, U.S.A., having an address at Corporate Creations Network, Inc., 3411 Silverside Road, Tatnall Building Suite 104, Wilmington, DE 19810 (the “Owner”), in favor of NORDEA BANK ABP, NEW YORK BRANCH, not in its individual capacity but solely as mortgage trustee under the Credit Agreement as defined below (together with its successors and assigns in such capacity, the “Mortgagee”) for the Guaranteed Parties.

WHEREAS, the parties hereto have entered into a Credit Agreement dated as of January 10, 2019 (the form of said Credit Agreement (without exhibits) is attached hereto as Exhibit A and constitutes an integral part of this Mortgage; said Credit Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among (i) NCL CORPORATION LTD., a Bermuda company as Borrower (“NCL” or the “Borrower”), (ii) the Lenders party thereto from time to time, (iii) NORDEA BANK ABP, NEW YORK BRANCH as Administrative Agent (the “Administrative Agent”, and (iv) the Mortgagee.

WHEREAS, the Borrower may from time to time enter into one or more Swap Agreements that (i) were in effect on the date of this Mortgage with a counterparty that was a Lender, an Agent, an Arranger or an Affiliate of a Lender, Agent or Arranger as of the date of this Mortgage or (ii) are entered into after the date of this Mortgage with any counterparty that was or is a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Arranger or an Agent at the time such Swap Agreement is entered into; provided that such Lender is not a Defaulting Lender at the time such Swap Agreement is entered into (any and all of said Swap Agreements collectively, the “Relevant Swap Agreements”), pursuant to which the Borrower and any such swap counterparty may enter into Transactions (as such term is defined in each of said Relevant Swap Agreements), each as evidenced by a Confirmation (as such term is defined in each of said Relevant Swap Agreements), providing for, among other things, the payment of certain amounts by the Borrower to such swap counterparty. The Borrower and such swap counterparties estimate that the aggregate amount which may become due and payable by the Borrower to such swap counterparties under the Relevant Swap Agreements shall not exceed $[*] (the “Swap Exposure”).

WHEREAS, the Mortgagee and the Owner have also entered into a Guarantee and Collateral Agreement, dated as of January 10, 2019 (the form of said Guarantee and Collateral Agreement (without exhibits), entered into as of the date hereof, is attached hereto as Exhibit B and constitutes an integral part of this Mortgage; said Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”).

WHEREAS, the Owner is the sole, absolute and unencumbered, legal and beneficial owner of the whole of the Vessel (as defined herein) (save and except the Permitted Liens).

WHEREAS, in order to secure the repayment of the Guaranteed Obligations, the Owner has authorized the execution in favor of the Mortgagee, and delivery of this Mortgage under and pursuant to the provisions of 46 U.S.C. Chapter 313 and the regulations contained in 46 CFR Part 67.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

ARTICLE I.

DEFINITIONS

Section 1.1           In this Mortgage (including the introductory paragraph and the recitals) unless the context otherwise requires or unless otherwise defined herein, words and expressions defined in the Collateral Agreement or the Credit Agreement shall have the same meanings when used in this Mortgage and the following terms shall have the following meanings:

“Approved Manager” means NCL (Bahamas) Ltd. d/b/a NCL, a company incorporated in and existing under the laws of Bermuda, or one or more affiliates of the Borrower, or any other company approved by the Administrative Agent (such approval not to be withheld unreasonably) from time to time as the technical manager of the Vessel.

“Collateral Agreement” has the meaning assigned to such term in the recitals.

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any government entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title.

“Event of Default” has the meaning assigned to such term in Section 6.1.

“Insurances” has the meaning assigned to such term in Section 5.2(a).

“Loss Payable Clause” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in Appendix A and Appendix B of Schedule 1 to the First Lien Insurance Assignment, dated as of the date hereof, made by the Owner in favor of the Mortgagee in respect of the Vessel, or in such other forms as may from time to time be agreed in writing by the Mortgagee.

“Owner” includes the successors in title and assignees of the Owner.

“Secured Obligations” has the meaning assigned to such term in Section 2.1.

“Security Period” means the period commencing on the date hereof and terminating on the date on which all the Secured Obligations (other than contingent indemnity or expense reimbursement obligations in respect of which no claim has been made) have been paid in full in cash in immediately available funds.

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“Vessel” means the vessel “PRIDE OF AMERICA” registered under the U.S. flag, with Official Number 1146542 and includes, but is not limited to, any interest therein and her boiler, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel, rigging, tackle, capstans, outfit, tools pumps and pumping equipment, apparel, furniture, fittings, equipment, spare parts and other appurtenances (including without limitation drilling masts, rotary tables, substructures, draw work, engines, pumps, blowout prevention equipment, drill pipes and drill bits) thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel, or any part thereof, including all items and appurtenances thereto.

Section 1.2           This Mortgage shall be read together with the Collateral Agreement and the Credit Agreement but in case of any conflict between this Mortgage and the Collateral Agreement or the Credit Agreement, the provisions of the Mortgage shall prevail, but only to the extent required by the federal laws of the United States of America.

Section 1.3           The recitals are hereby incorporated into and deemed a part of this Mortgage.

ARTICLE II.

GRANTING CLAUSE, MORTGAGE AND COVENANT TO PAY

Section 2.1           In order to secure the payment of the Guaranteed Obligations, and the payment of all other sums that may hereinafter be secured by the Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions of the Mortgage, the Collateral Agreement, the Credit Agreement, the other Loan Documents and any Relevant Swap Agreement (all of the foregoing, including but not limited to the Guaranteed Obligations, being referred to herein as the “Secured Obligations”), the Owner has duly authorized the execution and delivery of this Mortgage under and pursuant to the laws of the United States of America.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the payment of the Secured Obligations, the Owner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the Vessel;

TO HAVE AND TO HOLD all and singular the the Vessel unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever, subject to the rights of the Owner therein as herein provided;

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PROVIDED, and these presents are upon the condition that, if the Owner or its successors or assigns shall pay or cause to be paid the Secured Obligations as and when the same shall become due and payable in accordance with the respective terms of the Collateral Agreement and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Owner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage, the Collateral Agreement, the Credit Agreement, the other Loan Documents and any Relevant Swap Agreement expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Owner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

Section 2.2           The Owner covenants and undertakes with the Mortgagee and the Guaranteed Parties to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s and the Guaranteed Parties’ rights under this Mortgage and to allow its name to be used as and when required by the Mortgagee for that purpose.

Section 2.3           The Owner covenants and undertakes with the Mortgagee and the Guaranteed Parties to pay, on demand, to the Mortgagee all monies and discharge all Secured Obligations now or hereafter due, owing or incurred to the Mortgagee and the Guaranteed Parties under, or in connection with the Credit Agreement, any other Loan Document, any Relevant Swap Agreement and/or this Mortgage when the same become due for payment in accordance with their terms whether by acceleration or otherwise.

Section 2.4           The Owner shall cause to be filed, registered or recorded, and hereby irrevocably authorizes the Mortgagee, at the Owner’s expense, at any time and from time to time to file, register or record this Mortgage and any amendments hereto in the National Vessel Documentation Center of the U.S. Coast Guard, in accordance with the provisions of 46 U.S.C. Chapter 313 and the regulations contained in 46 CFR Part 67.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1           The Owner hereby represents and warrants to the Mortgagee and the Guaranteed Parties that it is the legal and beneficial owner of and has good right and title, free from any Liens (other than the Liens created pursuant to the Loan Documents and Permitted Liens), to the Vessel. The Vessel is duly and validly registered in the name of the Owner under the laws and flag of the United States and shall so remain during the Security Period, except as otherwise not prohibited by the Credit Agreement.

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Section 3.2           The representation and warranty in Section 3.1 shall be deemed to be repeated by the Owner on and as of each day from the date of this Mortgage until the end of the Security Period as if made with reference to the facts and circumstances existing on each such date.

Section 3.3           The Owner also hereby represents and warrants to the Mortgagee and the Guaranteed Parties on the date hereof that this Mortgage has been validly created and constitutes a valid, legally binding and enforceable first preferred ship mortgage on the Vessel.

ARTICLE IV.

CONTINUING SECURITY AND OTHER MATTERS

Section 4.1           The security created by this Mortgage shall:

(a)          be held by the Mortgagee (for the benefit of the Guaranteed Parties) as a continuing security for the payment of the Secured Obligations and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Credit Agreement and the other Loan Documents and any Relevant Swap Agreement, express or implied;

(b)          not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee, the Guaranteed Parties or their permitted successors and assigns in respect of the Secured Obligations or any part thereof);

(c)          be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other Loan Document, any Relevant Swap Agreement and any guarantee or indemnity now or hereafter held by the Mortgagee or the Guaranteed Parties in respect of the Secured Obligations; and

(d)          not be in any way prejudiced or affected by the existence of any of the other Loan Documents, any Relevant Swap Agreement or any other rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee or any Guaranteed Party dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

Section 4.2           All the rights, remedies and powers vested in the Mortgagee (for the ratable benefit of the Guaranteed Parties) hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee or the Guaranteed Parties under the Loan Documents, any Relevant Swap Agreement or under any other guarantees or indemnity now or hereafter held by the Mortgagee or the Guaranteed Parties in respect of the Secured Obligations and all the powers so vested in the Mortgagee or the Guaranteed Parties may be exercised from time to time and as often as the Mortgagee or the Guaranteed Parties may deem expedient.

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Section 4.3           The Mortgagee shall not be obligated to make any inquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys hereby owed or to enforce any rights or benefits hereby granted to the Mortgagee or to which the Mortgagee or any Guaranteed Party may at any time be entitled under this Mortgage.

Section 4.4           The Owner shall remain liable to perform all the obligations assumed by it in relation to the Vessel and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

ARTICLE V.

COVENANTS

Section 5.1           The Owner hereby covenants with the Mortgagee and the Guaranteed Parties and undertakes throughout the Security Period as follows (at its own cost):

(a)          No Sale. The Owner will not sell or otherwise dispose of the Vessel or any part thereof or interest therein, except as otherwise not prohibited by the Credit Agreement.

(b)          Negative Pledge. The Owner will not create any Lien over the Vessel or suffer the creation or existence of any such Lien to or in favor of any person, except for Permitted Liens.

(c)          Maritime Liens. The Owner will pay and discharge or cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens on or claims enforceable against the Vessel, except such debts, damages and liabilities which give rise to maritime or possessory Liens to the extent not otherwise prohibited under Section 6.02 of the Credit Agreement, and in the event of arrest of the Vessel pursuant to legal process or in the event of her detention in exercise or purported exercise of any such Liens on or claims enforceable against the Vessel as aforesaid, to procure the release of the Vessel from such arrest or detention within twenty one (21) days of receiving notice thereof providing bail or otherwise as the circumstances may require.

(d)          Flag or Registration. The Owner shall ensure that the Vessel remains documented under the flag of the United States of America, and retains the right to fly its flag and the Owner will not make any changes in the registration or the flag of the Vessel, except as otherwise not prohibited by the Credit Agreement.

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(e)          Bareboat Charterparties. The Owner will not permit the Vessel to be engaged on any bareboat charterparty or any sub-bareboat charterparty, unless otherwise approved (such approval not to be unreasonably withheld or delayed) by the Collateral Agent under the Collateral Agreement or the Administrative Agent under the Credit Agreement, or would not reasonably be expected to have a material adverse effect on the rights of the Guaranteed Parties.

(f)          Time Charterparties. The Owner will not permit the Vessel to be engaged on any time charterparty or sub-time charterparty, unless otherwise approved (such approval not to be unreasonably withheld or delayed) by the Collateral Agent under the Collateral Agreement or the Administrative Agent under the Credit Agreement, or would not reasonably be expected to have a materially adverse effect on the rights of the Guaranteed Parties.

(g)          Copies of Charterparties. Upon request of the Mortgagee, the Owner will send to the Mortgagee a copy of any charterparty for the Vessel and any addenda thereto.

(h)          Managers. The Owner will ensure that the Vessel will at all times only be managed by an Approved Manager pursuant to customary technical management agreements assigned to the Mortgagee (for the ratable benefit of the Guaranteed Parties) under the Collateral Agreement; provided that this clause shall not prohibit an Approved Manager from entering into commercial or technical management agreements with other persons for the provision of services to the Vessel. The Owner will not agree to termination of or any material amendments that are adverse to the Guaranteed Parties’ interest in, or waive or fail to enforce, any material provisions of such management agreements unless the termination, amendment, waiver or failure to enforce such provisions (1) cannot reasonably be expected to have a material adverse effect on the rights of the Guaranteed Parties or (2) is approved by the Mortgagee. If any manager or the Owner terminates any of the approved management agreements or any manager commits a default thereunder which entitles the Owner to terminate the relevant approved management agreement, then the Owner shall enter into a new management agreement with an Approved Manager.

(i)          Inspection. The Owner will permit the Mortgagee or its representatives to inspect the Vessel at reasonable times, upon reasonable prior notice to the Owner, and as often as may be reasonably requested by the Mortgagee and the Owner will not in any way restrict the Mortgagee’s or its representatives’ access to the Vessel and to all class and insurance certificates and records whether or not being kept by third parties. As long as no Event of Default has occurred, the inspections shall be conducted without any unreasonable interference with the operation of the Vessel. The Mortgagee or its representative shall be entitled to perform one inspection of the Vessel per year at the expense of the Owner; provided that the Owner shall pay the costs of such additional inspections as the Mortgagee or its representative or any Guaranteed Party may carry out at any time after an Event of Default has occurred and is continuing.

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(j)          Class. The Owner will ensure that the Vessel shall maintain the class set out in the classification certificates issued by a classification society, free of any overdue recommendations, exceptions, qualifications and notations of such classification society, and the Owner will forward a certified copy of the classification certificates to the Mortgagee upon request.

(k)          Surveys. The Owner will submit or procure the Vessel to be submitted regularly to such periodical or other surveys as may be required by applicable law, by insurers or for classification purposes.

(l)          ISM Code and ISPS Code. The Owner will arrange for and procure the punctual approval and certification of the management organization on shore and on board the Vessel and ensure that the Vessel is operated in accordance with the ISM Code and ISPS Code in force from time to time. The Owner shall have a valid and current International Ship Security Certificate issued in respect of the Vessel pursuant to the ISPS Code and any other certification that may be required.

(m)          Compliance. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Guaranteed Parties, the Owner will ensure that the Vessel will comply with all relevant laws, regulations and requirements (statutory or otherwise) as are applicable to ships (i) registered under the same flag as the Vessel and (ii) engaged in the same or similar service as the Vessel is engaged, including without limitation environmental laws.

(n)          No Illegal Trade or Trade Outside Insurance Cover. The Owner will not operate the Vessel or permit it to be operated in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the laws of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever if the foregoing may render the Vessel liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanction or, except as otherwise not prohibited under the Credit Agreement, in a geographical area outside the scope of any of its insurances or in any way which may jeopardize its insurance coverage, wholly or in part.

(o)          Maintenance. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Guaranteed Parties, the Owner will ensure that the Vessel will be maintained and be in a good and efficient state of repair consistent with first class ship-ownership and management practice.

(p)          Change of Structure, Type or Speed. The Owner will not change the structure, type or speed of the Vessel in any way which would reasonably be expected to have a material adverse effect on the rights of the Guaranteed Parties, unless otherwise consented to by the Mortgagee.

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(q)          Notification of Damage and Claims. The Owners will promptly notify the Mortgagee of:

(i)          any damage to or alteration of the Vessel involving costs in excess of US$[*] regardless of whether the costs are paid by insurers;

(ii)         any material environmental claims or incidents, to the extent notice thereof has not been publicly filed;

(iii)        any Event of Loss with respect to the Vessel;

(iv)        any requisition of the Vessel;

(v)         any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with in accordance with its terms; and

(vi)        any arrest, detention or seizure of the Vessel or any exercise or purported exercise of a Lien on the Vessel or any part thereof which is not lifted forthwith.

(r)          Further Information. The Owner will furnish the Mortgagee without undue delay with all such information as it may from time to time reasonably require regarding the Vessel, its employment, position and engagements, including any particulars of all towages and salvages and documents relating to all charters and other contracts for its employment, or otherwise howsoever concerning the Vessel.

(s)          Notice. The Owner undertakes to:

(i)         Carry, or cause to be carried, on board the Vessel with its papers a certified copy of this Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Vessel which might give rise to a lien or the Vessel other than a lien for crew's wages and salvage and to any representative of the Mortgagee on demand; and

(ii)        place and maintain, or cause to be placed and maintained, in a conspicuous place in the navigation room and the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

NOTICE OF MORTGAGE

This Vessel is subject to a first preferred mortgage in favor of Nordea Bank Abp, New York Branch acting through its office at 1211 Avenue of the Americas, New York, NY 10036, not in its individual capacity, but solely as collateral agent and mortgage trustee under authority of 46 U.S.C. Chapter 313. Under the said mortgage, neither the Owner the Master, nor any manager nor any charterer nor the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments, encumbrances or liens, whatsoever other than for certain Permitted Liens that are described in the Credit Agreement, dated _________________ _____, 2019, among Nordea Bank Abp, New York Branch, NCL CORPORATION LTD. and certain other parties thereto, all as more fully set forth therein, and the Mortgage, a copy of which is available on board for inspection upon request of any party having business with this Vessel.

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The Mortgagee and the Owner, and their respective maritime counsel are hereby each jointly and severally authorized and directed to jointly certify a true copy of this Mortgage, as duly endorsed by the National Vessel Documentation Center of the U.S. Coast Guard to show its filing and recording data, to be carried on board the Vessel in compliance with this Clause 5.1 and 46 U.S.C. § 31324

(t)          Further Assurances. Where the Vessel is (or is to be) sold in exercise of any power contained in this Mortgage or otherwise conferred on the Mortgagee, the Owner undertakes to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Vessel as the Mortgagee may require.

(u)          Environmental Laws. Except to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Guaranteed Parties, the Owner shall comply with, and procure that all employees of the Owner in the course of their employment comply with, all environmental laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all employees of the Owner in the course of their employment obtain and comply with, all environmental permits.

Section 5.2           Until the Security Period has terminated, the Owner undertakes as follows (at its own cost) unless otherwise consented to by the Mortgagee:

(a)          Insurances. The Owner will take out and maintain in its name or procure to be taken out and maintained in its name during the Security Period customary insurances on the Vessel with financially sound and reputable insurers or underwriters, including without limitation, as follows (jointly the “Insurances”):

(i)          hull, machinery and equipment insurance (including hull interest/increased value insurance) (covering all fire and usual marine risks including excess risks), freight interest/anticipated earnings insurance and freight demurrage and defense (FD&D) insurance;

(ii)         war risk insurance (covering damage to hull and deprivations and blocking and trapping and protection and indemnity risks with a single and separate limit for the same amounts insured under war hull);

(iii)        protection and indemnity insurance (including pollution risks); and

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(iv)        such additional insurances as a prudent shipowner would take out or as the Mortgagee may reasonably require.

(b)          Renewal. The Owner will renew the Insurances before the relevant policies, contracts or entries expire.

(c)          Premiums. The Owner will punctually pay all premiums, calls, contributions or other sums in respect of the Insurances and produce all relevant receipts when so required by the Mortgagee.

(d)          Guarantees. The Owner will arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risk association for or for the continuance of the Vessel’s entry into such association.

(e)          Collection of Claims. The Owner will do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become payable to the Mortgagee according to the applicable Loss Payable Clause in respect of the Insurances.

(f)          Application of Recoveries. The Owner will apply all sums receivable under the Insurances which are to be paid to the Owner in accordance with the applicable Loss Payable Clause in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received.

(g)          Policies and Other Information. Upon request of the Mortgagee, the Owner will use commercially reasonable efforts to procure that the brokers, underwriters, protection and indemnity and war risks associations shall promptly furnish the Mortgagee with copies of the policies, insurances certificates, certificates of entry, rule books, cover notes and any changes thereto which may from time to time be issued in respect of the Insurances and the Owner shall promptly furnish the Mortgagee with all such other information as it may from time to time reasonably require regarding the Insurances.

ARTICLE VI.

DEFAULT

Section 6.1           The Mortgagee may in its discretion by notice to the Owner declare all or any part of the Secured Obligations to be immediately due and payable on the happening of any of the events set out in this Article VI (each an “Event of Default”). Following such declaration the Secured Obligations, or that part of it to which the declaration relates, shall immediately become due and payable and the security constituted by this Mortgage shall immediately become enforceable without any further notice, demand, protest or other requirement, all of which the Owner expressly waives:

(a)          if there shall occur an Event of Default, as such term is used in the Credit Agreement, has occurred and is continuing; or

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(b)          if the registration of the Vessel or the recordation, validity or priority of this Mortgage shall be contested by any Loan Party or become void or voidable or liable to cancellation or termination; or

(c)          if any act or omission of the Owner or any managers or agents of the Vessel shall materially prejudice the security conferred on the Mortgagee by this Mortgage.

ARTICLE VII.

POWERS OF MORTGAGEE ON EVENT OF DEFAULT

Section 7.1           Upon the occurrence of any Event of Default which is continuing and the Mortgagee (for the benefit of the Guaranteed Parties) shall make demand for all or any part of the Secured Obligations, the amount of the Secured Obligations to which the demand relates shall from the date of such demand bear interest at the default rate specified in Section 2.13 of the Credit Agreement and the Mortgagee shall be entitled to exercise all or any of the rights, powers, discretions and remedies (including all rights and remedies in foreclosure) vested in it (whether at law, by virtue of this Mortgage or otherwise) and, without prejudice to the generality of the foregoing, the Mortgagee shall have power:

(a)          exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the United States of America or of any other jurisdiction where the Vessel may be found;

(b)          bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Liabilities, and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

(c)          to take possession of the Vessel;

(d)          to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

(e)          to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Vessel and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(f)          to discharge, compound, release or compromise claims in respect of the Vessel or any other part of the Vessel which have given or may give rise to any charge or Lien or other claim on the Vessel or any other part of the Vessel or which are or may be enforceable by proceedings against the Vessel or any other part of the Vessel;

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(g)          to sell the Vessel or any interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Vessel, to make payment of the sale price by making an equivalent reduction in the amount of the Secured Obligations;

(h)          to manage, insure, maintain and repair the Vessel, and to employ, sail or lay up the Vessel in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment;

(i)          to order the Vessel to proceed forthwith at the Owner’s risk and expense to a port or place nominated by the Mortgagee and if the Owner fails to give the necessary instructions to the master of the Vessel for any reason whatsoever, the Mortgagee shall have the right to give such instructions directly to the master;

(j)          to administer, amend or terminate any existing charter, management, services or similar agreement or instrument relating to the Vessel and/or enter into any such agreement or instrument; and

(k)          to recover from the Owner on demand all fees, costs and expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this Section 7.1.

Section 7.2           The Owner covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies, if an Event of Default shall have occurred and is continuing, shall be entitled as a matter of right and not as a matter of discretion (a) to the appointment of a receiver or receivers of the Vessel and any receiver so appointed shall have full rights and powers to use and operate the Vessel or such other powers as the Court appointing such receiver may prescribe, including but not limited to the power to pay off the crew of the Vessel and repatriate the crew, if need be, and (b) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at any such sale and shall have the right to credit on the purchase price any and all sums of money due under the Collateral Agreement, or otherwise hereunder.

Section 7.3           The Mortgagee shall not be liable as mortgagee in possession in respect of all or any part of the Vessel to account or be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

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Section 7.4           Upon any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7.1(e), the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner provided in this Mortgage and such sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee of the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of such sale or be in any way answerable therefor and such sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Vessel and to bar any such interest of the Owner and all persons claiming through or under the Owner.

ARTICLE VIII.

APPLICATION OF MONEYS

Subject to the terms of the Credit Agreement and Section 4.02 of the Collateral Agreement, all sums received by the Mortgagee pursuant to this Mortgage, any of the Loan Documents or any Relevant Swap Agreement and all sums received in connection with the taking possession and/or sale of the Vessel or any chartering or other use of the Vessel by the Mortgagee (including, without limitation, the proceeds of any claims for damages or claims on any insurance received by the Mortgagee while in possession of or while chartering or using the Vessel) shall, unless otherwise agreed by the Mortgagee or otherwise expressly provided in the Loan Documents or any Relevant Swap Agreement, be applied by it in the following order:

FIRST, in or towards payment of all expenses and charges incurred by the Mortgagee in the protection and exercise of its rights, powers, discretions and remedies under or pursuant to this Mortgage (including, without limitation, any damages or losses incurred by reason of the Mortgagee’s possession, chartering or use of the Vessel) and in or towards supplying indemnity in such amount and in such form as the Mortgagee shall consider appropriate against any encumbrances having priority over or equality with this Mortgage; then

SECOND, in or towards payment to the Administrative Agent or the Mortgagee of any other costs, charges and expenses incurred by it or them and recoverable from the Owner or any other Loan Party under or pursuant to the Credit Agreement, the Loan Documents or any Relevant Swap Agreement, together with interest at the rate or rates specified in the Credit Agreement, the Loan Documents or any Relevant Swap Agreement; then

THIRD, to the payment in full of all other Secured Obligations, the amounts so applied to be distributed as set forth in Section 4.02 of the Collateral Agreement; then

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FOURTH, to the Owner (or any other Loan Party as provided in the applicable Loan Documents), its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.

In the event that the amounts received by the Mortgagee and referred to in this Article VIII are insufficient to pay in full the whole of the Secured Obligations, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

ARTICLE IX.

REMEDIES CUMULATIVE AND OTHER PROVISIONS

Section 9.1           No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under any of the Loan Documents or any Relevant Swap Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagee to withhold or give consent to the doing of any other similar act. The remedies provided in the Loan Documents or any Relevant Swap Agreement are cumulative and are not exclusive of any remedies provided by law.

Section 9.2           The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Article X) or any of the other Loan Documents or any Relevant Swap Agreement in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

Section 9.3           The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Vessel (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under Article X, the Mortgagee shall be entitled to discharge any cargo on board the Vessel (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Vessel, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Vessel, but without being responsible in the absence of gross negligence or willful misconduct for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

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ARTICLE X.

ATTORNEY

Section 10.1         By way of security, the Owner hereby irrevocably appoints the Mortgagee (and all officers, employees or agents designated by the Mortgagee), to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to (i) execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by this Mortgage, the Credit Agreement, any of the other Loan Documents or any Relevant Swap Agreement, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Vessel), and (ii) make, settle and adjust claims in respect of the Vessel under policies of insurance, endorsing the name of the Owner on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Owner at any time or times shall fail to obtain or maintain any of the policies of insurances required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Mortgagee may, without waiving or releasing any obligation or liability of the Owner hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Mortgagee reasonably deems advisable. All sums disbursed by the Mortgagee in connection with this Section 10.1, including reasonable documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Owner to the Mortgagee and shall be additional Secured Obligations secured hereby. The Owner ratifies and confirms, and agrees to ratify and confirm, any lawful deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant hereto, provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the occurrence of an Event of Default which is continuing.

Section 10.2         The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any inquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee’s right to exercise the same.

Section 10.3         The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enroll this Mortgage in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to Section 11.2.

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Section 10.4         The provisions of Section 6.08 of the Collateral Agreement shall apply mutatis mutandis.

ARTICLE XI.

MISCELLANEOUS

Section 11.1         Costs and Indemnities. (a) Subject to the terms of the Credit Agreement, the Owner shall pay to the Mortgagee on demand all documented reasonable expenses (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof incurred by the Mortgagee in connection with (i) the exercise or enforcement of, or preservation of any rights under, this Mortgage, or otherwise in respect of the Secured Obligations and the security therefor or (ii) the preparation, completion, execution or registration of this Mortgage.

(b)          Subject to the terms of the Credit Agreement, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses (including, but not limited to, reasonable legal fees and expenses on a full indemnity basis), demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee; or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage, or otherwise in connection therewith and herewith or with any part of the Vessel or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Mortgage.

Section 11.2         Further Assurances. The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register or record every such further assurance, document, act or thing as in the opinion of the Mortgagee may be reasonably necessary or desirable for the purpose of more effectually mortgaging and charging the Vessel or perfecting the security constituted or intended to be constituted by this Mortgage.

Section 11.3         Notices. The provisions of Section 6.01 of the Collateral Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Mortgage.

Section 11.4         Benefit of this Mortgage. This Mortgage shall be binding on the Owner and its permitted successors and assigns and shall inure to the benefit of the Mortgagee, and its permitted successors and assigns for the benefit of the Guaranteed Parties. The Owner expressly acknowledges and accepts the provisions of Section 9.09 of the Credit Agreement and agrees that any person in favor of whom an assignment or transfer is made in accordance with such section shall be entitled to the benefit of this Mortgage.

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Section 11.5         Severability of Provisions. Each of the provisions in this Mortgage are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not in any way be affected or impaired thereby.

Section 11.6 Governing Law. The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable FEDERAL MARITIME laws of THE UNITED STATES OF AMERICA AND TO THE EXTENT necessary THE LAWS OF THE STATE OF NEW YORK, without giving effect to new york’s choice of law rules.

Section 11. 7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.8 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Mortgage and are not to affect the construction of, or to be taken into consideration in interpreting, this Mortgage.

Section 11.9 Recording Clause. The total amount of the direct and contingent obligations secured by this Mortgage is U.S.$[*] (of which (a) U.S.$230,000,000 is attributable to the Facilities and (b) U.S.$[*] is attributable to the Swap Exposure) together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount.

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IN WITNESS WHEREOF, this Mortgage has been executed by the duly authorized Attorney-in-Fact of the Owner on the date stated at the beginning of this Mortgage.

Pride of America Ship Holding, LLC,
as Owner

By:
Name:
Title:

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK     )

   ) S.S.

COUNTY OF NEW YORK )

On this 10th day of January, 2019 before me personally appeared _________________________________, to me known who being by me duly sworn did depose and say that her/his business address is ________________________________________________; that s/he is an Attorney-in-Fact for Pride of America Ship Holding, LLC described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of said corporation.

 Notary Public

Exhibit H

[FORM OF]
FIRST LIEN EARNINGS ASSIGNMENT

THIS ASSIGNMENT made as of ______________ _____, 2019 (this “Assignment”), by Pride of America Ship Holding, LLC, a Delaware limited liability company (the “Assignor”), to Nordea Bank Abp, New York Branch (together with each of its successors and assigns, the “Assignee”), as Collateral Agent for the Secured Parties, including but not limited to (i) the financial institutions party to the $230,000,000 credit agreement dated as of ______________ _____, 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among, inter alios, NCL Corporation Ltd., a Bermuda company, as Borrower, the Lenders party thereto from time to time and the Assignee as Administrative Agent and Collateral Agent, and (ii) the other Secured Parties. Capitalized terms used in this Assignment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

1.          THE ASSIGNOR, in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee for itself and for the benefit of the Secured Parties, and, as collateral security for the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all right, title and interest of the Assignor in and to all monies or claims for monies due and to become due to the Assignor (the “Earnings”), and all liens therefor, under or arising out of, any present or future passenger ticket, bill of lading, bareboat, time or voyage charter party, contract of affreightment, towing or salvage contract or service, or other contract or arrangement whatsoever, whether expressed or implied, made or issued for or in connection with the service, use, management or operation of the passenger vessel PRIDE OF AMERICA, documented under the laws of the United States with Official Number 1146542 and IMO Number 9209221 (the “Vessel”), for the carriage of goods, mail, or passengers or the performance of towing or salvage services, or for any other purpose whatsoever (such contracts or arrangement being hereinafter collectively called the “Contracts”), or any amendment thereof or addition thereto, for or as carriage, passage, charter hire, fees, freight, demurrage, requisition or otherwise thereunder, or as compensation for the modification, termination or breach thereof, or for or as contributions in general average arising out of any such carriage or under any such Contracts or pursuant to any bond or other security for general average, and all claims for damages in respect of the actual, constructive or compromised total loss or requisition or other compulsory acquisition or other loss of use of the Vessel, and all proceeds of any of the foregoing.

2.          The Assignor warrants and covenants that (a) it has not heretofore assigned, hypothecated or pledged, nor will it hereafter assign, hypothecate or pledge, any of the right, title or interest assigned hereby, whether now due or hereafter becoming due, to any person, firm or corporation other than to the Assignor for the benefit of the Secured Parties, and (b) it will not take or omit to take any action, the taking or omission of which might result in the impairment of any right, title or interest assigned hereby.

3.          The Assignor hereby authorizes and directs each person, firm or corporation liable therefor, upon the occurrence and during the continuation of an Event of Default, to pay the Assignee, for the benefit of the Secured Parties, upon notice by the Assignee of this Assignment, all monies as and when due the Assignor pursuant to or arising out of any of the Contracts, and to draw to the order of the Assignee or as it may direct any and all checks and other instruments for the payment of the monies and claims assigned hereby, and to accept the receipts of the Assignee therefor.

4.          It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Contracts to perform all the obligations assumed by it thereunder, and neither the Assignee nor the Secured Parties shall have any obligations or liabilities under the Contracts, by reason of or arising out of this Assignment, nor shall the Assignee or the Secured Parties be required or obligated in any manner to perform any obligations of the Assignor under or pursuant to the Contracts.

5.          The Assignor hereby irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s true and lawful attorney-in-fact, with full power, in the name of the Assignor, or otherwise, upon the occurrence and during the continuation of an Event of Default, to demand, receive and collect, and to give acquittance for the payment of any and all monies or claims for monies or rights which are assigned hereby; to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Assignee deems reasonably advisable in order to collect or enforce payment of any such monies, to settle, adjust and compromise any and all disputes or claims in respect of such monies, and to endorse any and all checks, drafts or other orders or instruments for the payment of monies payable to the Assignor which shall be issued in respect of such monies, but the Assignee is not obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or to take any of the actions hereinabove authorized.

6.          The Assignor agrees that it will promptly execute and deliver such further documents and do such other acts and things as the Assignee may from time to time reasonably request in order further to effect the purpose of this Assignment.

7.          The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file such financing statements or give such notices relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate, and irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s attorney-in-fact with full power to execute any such financing statements or notices in the Assignor’s name and to perform all other acts which the Assignee deems reasonably necessary or appropriate to perfect and continue the security interest conferred hereby.

8.          The Assignor covenants and agrees with the Assignee that the Assignor will (a) duly perform and observe all of the terms and provisions of the Contracts on the part of the Assignor to be performed or observed; (b) clearly record on the books and records of the Assignor notations of this Assignment; and (c) in the event that the Assignor shall receive payment of any monies hereby assigned, after an Event of Default shall have occurred and be continuing, forthwith turn over the same to the Assignee in the identical form in which received (except for such endorsements as may be required thereon) and, until so turned over, hold the same in trust for the Assignee.

9.          The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and coupled with an interest.

10.         This Assignment shall be binding upon the Assignor and upon the Assignor’s successors and assigns and shall inure to the benefit of the Assignee, its successors and assigns.

11.         All notices or other communications required or permitted to be made or given hereunder shall be made by postage prepaid letter, or by electronic means, as follows:

If to the Assignee:	Nordea Bank Abp, New York Branch
c/o Kamilla Nordby
Nordea Bank Abp, filial i Norge
Essendrops gate 7, Oslo, Postboks 1166 Sentrum
0107 Oslo

Tel: +47 24 01 12 67
Email: agency.soosid@nordea.com

If to the Assignor:	Pride of America Ship Holding, LLC
Corporate Creations Network, Inc.
3411 Silverside Road
Tatnall Building Suite 104
Wilmington
DE 19810

And

c/o NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
United States of America
Attn: Daniel S. Farkas Senior Vice President & General Counsel
Tel. No.: (305) 436-4690
Fax No.: (305) 436-4117
Email: dfarkas@ncl.com

With copies to:
Paul, Weiss, Rifkind, Wharton &Garrison
LLP
1285 Avenue of the Americas
New York
NY 10019-6064
Attn: Brad Finkelstein
Tel No: (212) 373-3074
Fax No: (212) 492-0074
Email: bfinkelstein@paulweiss.com

12.         This Assignment shall be governed and controlled by the internal laws of the State of New York (but without reference to any provision thereof which might permit or require the application of the law of another jurisdiction).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed by each of the undersigned directors on the date first above written.

Pride of America Ship Holding, LLC

By:
Name:
Title:

Signature Page to Earnings

Assignment

PRIDE OF AMERICA

Exhibit I

[FORM OF]

FIRST LIEN INSURANCE ASSIGNMENT

THIS ASSIGNMENT made of ______________ _____, 2019 (this “Assignment”), by Pride of America Ship Holding, LLC, a Delaware limited liability company and NCL Corporation Ltd., a Bermuda company (the “Assignors”, and each an “Assignor”), to Nordea Bank Abp, New York Branch (together with each of its successors and assigns, the “Assignee”), as Collateral Agent and Mortgage Trustee for the Secured Parties, including but not limited to (i) the financial institutions party to the $230,000,000 credit agreement dated as of ______________ _____, 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among NCL Corporation Ltd., a Bermuda company, as Borrower, the Lenders party thereto from time to time and the Assignee as Administrative Agent and Collateral Agent, and (ii) the other Secured Parties. Capitalized terms used in this Assignment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

1.          THE ASSIGNORS, in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DO HEREBY ASSIGN, transfer and set over unto the Assignee for itself and for the benefit of the Secured Parties, and, as collateral security for the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all right, title and interest of the Assignors in and to all proceeds of insurance and all monies or claims for monies due and to become due to the Assignors, and all other rights of the Assignors, under or arising out of any present or future insurance, including loss of earnings insurance and return of premiums (the “Insurance”), on or for the benefit of or relating to the passenger vessel PRIDE OF AMERICA, documented under the laws of the United States with Official Number 1146542 and IMO Number 9209221 (the “Vessel”), which insurance shall be in accordance with the provisions of the Credit Agreement and the Vessel Mortgage for the Vessel.

2.          Payment of the proceeds of the Insurance on the Vessel shall be made as provided in the loss payable clauses in the forms set out in Appendix A and Appendix B of Schedule 1 hereto, or in such other forms as may from time to time be agreed in writing by the Assignee.

3.          Each Assignor warrants and covenants that (a) it has not heretofore assigned, hypothecated or pledged, nor will it hereafter assign, hypothecate or pledge, any of the right, title or interest assigned hereby, whether now due or hereafter becoming due, to any person, firm or corporation other than to the Assignee for the benefit of the Secured Parties, and (b) it will not take or omit to take any action, the taking or omission of which might result in the impairment of any right, title or interest assigned hereby.

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4.          Each Assignor hereby authorizes and directs each person, firm or corporation liable therefor, upon the occurrence and during the continuation of an Event of Default, to pay the Assignee, for the benefit of the Secured Parties, all monies as and when due to such Assignor pursuant to or arising out of any of the Insurance, and to draw to the order of the Assignee any and all checks and other instruments for the payment of the monies and claims assigned hereby, and to accept the receipts of the Assignee therefor.

5.          It is expressly agreed that, anything herein contained to the contrary notwithstanding, each Assignor shall remain liable under the Insurance to perform all the obligations assumed by it thereunder, and neither the Assignee nor the Secured Parties shall have any obligations or liabilities under the Insurance, by reason of or arising out of this Assignment, nor shall the Assignee or the Secured Parties be required or obligated in any manner to perform any obligations of the Assignors under or pursuant to the Insurance.

6.          In the event that the Assignors at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or Vessel Mortgage related to the Vessel or to pay any premium in whole or part relating thereto, the Assignee may, without waiving or releasing any obligation or liability of the Assignors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance in the name of the Assignors and pay such premium and take any other actions with respect thereto as the Assignee reasonably deems advisable.

7.          Each Assignor hereby irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as such Assignor’s true and lawful attorney-in-fact, with full power, in the name of such Assignor, or otherwise, upon the occurrence and during the continuation of an Event of Default, to demand, receive and collect, and to give acquittance for the payment of any and all monies or claims for monies which are assigned hereby; to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Assignee deems reasonably advisable in order to collect or enforce payment of any such monies; to settle, adjust and compromise any and all disputes or claims in respect of such monies, and to endorse any and all checks, drafts or other orders or instruments for the payment of monies payable to such Assignor which shall be issued in respect of such monies, but the Assignee is not obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or to take any of the actions hereinabove authorized.

8.          Each Assignor agrees that it will promptly execute and deliver such further documents and do such other acts and things as the Assignee may from time to time reasonably request in order further to effect the purpose of this Assignment, including giving such notices (in such form as the Assignee shall reasonably require, including the Notice of Assignment of Insurances attached hereto as Schedule 1) and obtaining such consents as required by the Vessel Mortgage and Section 10 hereof.

9.          Each Assignor hereby irrevocably authorizes the Assignee, at such Assignor’s expense, to file such financing statements and give such notices relating to this Assignment, without that Assignor’s signature, as the Assignee at its option may deem appropriate, and irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignors’ attorney-in-fact with full power to execute any such financing statements or notices in the Assignors’ names and to perform all other acts which the Assignee deems reasonably necessary or appropriate to perfect and continue the security interest conferred hereby.

2

10.         Each Assignor covenants and agrees with the Assignee that it will (a) duly perform and observe all of the terms and provisions of the Insurance on the part of such Assignor to be performed or observed; (b) clearly record on the books and records of such Assignor notations of this Assignment; and (c) in the event that the Assignors shall receive payment of any monies hereby assigned, after an Event of Default shall have occurred and be continuing, forthwith turn over the same to the Assignee in the identical form in which received (except for such endorsements as may be required thereon) and, until so turned over, hold the same in trust for the Assignee.

11.         Each Assignor hereby covenants and agrees that they will forthwith give notice of this Assignment to all underwriters or shall instruct its brokers to give such notice, and that where the consent of any underwriter is required pursuant to any of the Insurance assigned hereby that it shall be obtained and evidence thereof shall be provided to the Assignee or, in the case of protection and indemnity coverage, that such Assignor shall use commercially reasonable efforts to procure that the Assignee be provided with a letter of undertaking by the underwriters; and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such loss payable, notice of cancellation, and other clauses as may be required by Section 2 hereof.

12.         The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and coupled with an interest.

13.         This Assignment shall be binding upon the Assignors and upon the Assignors’ successors and assigns and shall inure to the benefit of the Assignee, its successors and assigns.

14.         All notices or other communications required or permitted to be made or given hereunder shall be made by postage prepaid letter, or by electronic means, as follows:

3

If to the Assignee:	Nordea Bank Abp, New York Branch
c/o Kamilla Nordby
Nordea Bank Abp, filial i Norge
Essendrops gate 7, Oslo, Postboks 1166 Sentrum
0107 Oslo

Tel: +47 24 01 12 67
Email: agency.soosid@nordea.com

If to the Assignors:	Pride of America Ship Holding, LLC
Corporate Creations Network, Inc.
3411 Silverside Road
Tatnall Building Suite 104
Wilmington
DE 19810

And

c/o NCL Corporation Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
United States of America
Attn: Daniel S. Farkas Senior Vice President & General Counsel
Tel. No.: (305) 436-4690
Fax No.: (305) 436-4117
Email: dfarkas@ncl.com

With copies to:
Paul, Weiss, Rifkind, Wharton &Garrison
LLP
1285 Avenue of the Americas
New York
NY 10019-6064
Attn: Brad Finkelstein
Tel No: (212) 373-3074
Fax No: (212) 492-0074
Email: bfinkelstein@paulweiss.com

15.         This Assignment shall be governed and controlled by the internal laws of the State of New York (but without reference to any provision thereof which might permit or require the application of the law of another jurisdiction) as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of any interest rate and other charges, but excluding perfection of the security interests in the rights, title and interest assigned hereby, which shall be governed and controlled by the laws of the relevant jurisdiction.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the Assignors have caused this Assignment to be executed by each of the undersigned directors on the date first above written.

Pride of America Ship Holding, LLC

By:
Name:
Title:

NCL Corporation Ltd.

By:
Name:
Title:

Signature Page to Insurance

Assignment

PRIDE OF AMERICA

SCHEDULE 1

NOTICE OF ASSIGNMENT OF INSURANCES

NCL Corporation Ltd. (the “Parent”) and Pride of America Ship Holding, LLC (the “Owner”), the owner of the passenger vessel PRIDE OF AMERICA, registered under the laws of the United States with Official Number 1146542 and IMO Number 9209221 (the “Vessel”), HEREBY GIVE NOTICE that by an Assignment in writing dated as of ______________ _____, 2019 made by the Owner and the Parent to Nordea Bank Abp, New York Branch as collateral agent and mortgage trustee (the “Mortgagee”) under a credit agreement dated as of ______________ _____, 2019 (the “Credit Agreement”), each of the Owner and the Parent have assigned to the Mortgagee all its right, title and interest in all insurances in respect of the Vessel including the insurances constituted by the policy whereon this Notice is endorsed.

Dated as of ______________ _____, 2019

Pride of America Ship Holding, LLC

By:
Name:
Title:

NCL Corporation Ltd.

By:
Name:
Title:

Schedule 1-1

APPENDIX A

LOSS PAYABLE CLAUSE

HULL AND MACHINERY, HULL INTEREST AND WAR

BY AN ASSIGNMENT IN WRITING dated as of ______________ _____, 2019, NCL Corporation Ltd. (the “Parent”) and the owner of the Vessel described below assigned absolutely to Nordea Bank Abp, New York Branch (the “Mortgagee”), as collateral agent and mortgage trustee under a credit agreement dated as of ______________ _____, 2019 (the “Credit Agreement”), first mortgagee of: the passenger vessel PRIDE OF AMERICA, registered under the laws of the United States with Official Number 1146542 and IMO Number 9209221 (the “Vessel”) this policy and all benefits thereof including all claims of whatsoever nature hereunder.

Claims hereunder for an actual total loss, arranged, agreed or compromised or constructive total loss shall be payable to the Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

Subject thereto, all other claims shall be payable as provided in subsections (a) and (b) below; PROVIDED HOWEVER that upon notice from the Mortgagee to the underwriters of a default under the Credit Agreement, all claims under this policy of insurance shall be payable to the Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

(a)          A claim in respect of any one casualty or occurrence where the aggregate claim against all insurers does not exceed [*] UNITED STATES DOLLARS (US$[*]) or the equivalent in any other currency, prior to adjustment for any franchise or deductible under the terms of the policy, shall be paid directly to the Parent for the repair, salvage or other charges involved or as reimbursement if the Parent has fully repaired all damage sustained to the Vessel and paid all the salvage or other charges.

(b)          A claim in respect of any one casualty or occurrence where the aggregate claim against all insurers exceeds [*] UNITED STATES DOLLARS (US$[*]) or the equivalent in any other currency prior to adjustment for any franchise or deductible under the terms of the policy, shall, subject to the prior written consent of the Mortgagee, be paid to the Parent as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent as aforesaid make payment on account of repairs in the course of being effected, but, in the absence of such prior written consent shall be payable directly to the Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

Schedule 1-2

APPENDIX B

LOSS PAYABLE CLAUSE

PROTECTION AND INDEMNITY

Vessel	IMO No.	Owner
PRIDE OF AMERICA	9209221	Pride of America Ship Holding, LLC

Payment of any recovery to which NCL Corporation Ltd. (the “Parent”) and the Joint Members under Rule 9i listed in the Certificate of Entry and Acceptance are entitled to receive out of the funds of the Association in respect of any liability, costs or expenses incurred by it shall be made to the Parent or to its order unless and until the Association receives notice from Nordea Bank Abp, New York Branch, as collateral agent and mortgage trustee for itself and others (together with its successors and assigns, the “Mortgagee”), that the Parent is in default under a credit agreement dated as of ______________ _____, 2019 (the “Credit Agreement”) or is otherwise obligated to deliver such recovery to the Mortgagee, in which event all recoveries shall thereafter be paid to the Mortgagee or its order, provided always that no liability whatsoever shall attach to the Association, its managers or their agents for failure to comply with the latter obligation until after the expiry of two clear business days from the receipt of such notice. The Association shall, unless it receives from the Mortgagee notice to the contrary, be at liberty at the request of the Parent to provide bail or other security to prevent the arrest or obtain the release of the Vessel, without liability to the Mortgagee.

Schedule 1-3

Exhibit J

[Reserved]

Exhibit K

[Reserved]

Exhibit L

[FORM OF]
NOTE

US$:________________	New York, New York
_______, 20__

FOR VALUE RECEIVED, NCL Corporation Ltd., a Bermuda company (the “Borrower”), promises to pay to the order of __________ (the “Lender”) the principal amount of __________ DOLLARS AND ___ CENTS (US$______). The outstanding principal amount of this Note shall be paid in the manner specified in the Credit Agreement referred to below. The Borrower further agrees to pay interest on the principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement. All such principal and interest and any other amounts shall be payable in Dollars in immediately available funds at the office of the Administrative Agent.

This Note (a) is one of the promissory notes referred to in the Credit Agreement dated as of January 10, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the LENDERS party thereto from time to time, NORDEA BANK ABP, NEW YORK BRANCH, as administrative and collateral agent for and on behalf of the Lenders and certain other parties thereto (in such capacity, the “Administrative Agent”), and the other financial institutions party thereto in the various capacities specified therein, (b) is subject to, and the Lender is entitled to the benefits of, the provisions of Credit Agreement and (c) is subject to prepayment as provided in the Credit Agreement. This Note is secured as provided in the Security Documents. There shall be maintained a Register for the purpose of registering transfers of this Note and the amount of the Lender’s Commitment and the Term Loan owing by the Borrower to the Lender as provided in Section 10.04(b) of the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[Signature Page to Follow.]

This Promissory Note is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Promissory Note – Term Loan

Exhibit M

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Credit Agreement (the “Credit Agreement”) dated as of January 10, 2019 among NCL CORPORATION LTD., a Bermuda company (“NCL”), NORDEA BANK ABP, NEW YORK BRANCH, as Collateral Agent (in such capacity, the “Collateral Agent”) and the other parties thereto and (ii) that certain Guarantee and Collateral Agreement (the “Collateral Agreement”) dated as of January 10, 2019 between Pride of America Ship Holding, LLC (the “Subsidiary Guarantor”) and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Company” means the Subsidiary Guarantor.

The undersigned hereby certify to the Collateral Agent as follows:

1.          Names.

(a)          The exact legal name of the Company, as such name appears in its certificate of formation, is set forth in Schedule 1(a). The Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of the Company, the Federal Taxpayer Identification Number of the Company and the jurisdiction of formation of the Company.

(b)          Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names the Company has had in the past five years, together with the date of the relevant change.

(c)          Set forth in Schedule 1(c) is a list of all other names used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), the Company has not changed its jurisdiction of organization at any time during the past four months.

2.          Current Locations. The chief executive office of the Company is located at the address set forth in Schedule 2 hereto.

3.          Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the Collateral owned by the Company has been originated by the Company in the ordinary course of business or consists of goods which have been acquired by the Company in the ordinary course of business from a person in the business of selling goods of that kind.

4.          File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which the Company purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

5.          UCC Filings. The financing statements (duly authorized by the Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Collateral Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.          Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral owned by the Company granted to the Collateral Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral owned by the Company granted to the Collateral Agent pursuant to the Security Documents.

7.          Real Property. (a)  Attached hereto as Schedule 7(a) is a list of all (i) real property owned, leased or otherwise held by the Company located in the United States as of the Closing Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned, leased or otherwise held by the Company as of the Closing Date having a value in excess of $2,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described in Schedule 7(b) attached hereto: (i) the Company has not entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) and (ii) the Company has no Leases which require the consent of the landlord, tenant or other party thereto to the borrowing of the Loans. The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 6.

8.          [Reserved.]

9.          Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of the Company and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Subsidiary Guarantor Pledge Agreement.

2

10.         Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Company as of the date hereof, including all intercompany notes between or among the Company or any of NCL’s Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Collateral Agreement.

11.         Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of the Company’s Patents and Trademarks (each as defined in the Collateral Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks (each as defined in the Collateral Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by the Company.

(b)          Attached hereto as Schedule 11(b) is a schedule setting forth all of the Company’s United States Copyrights (each as defined in the Collateral Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by the Company.

(c)          Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

(d)          Attached hereto as Schedule 11(d) in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and United States Copyright Office (the “USCO”) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a), Schedule 11(b), and Schedule 11(c), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12.         Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Collateral Agreement) held by the Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Collateral Agreement.

13.         Deposit Accounts, Securities Accounts and Commodity Accounts. No information is provided with respect to the Deposit Accounts, Securities Accounts and/or Commodity Account since they are not required to be subject to Collateral Agent’s control pursuant to the Collateral Agreement.

14.         Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all letters of credit issued in favor of the Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such letters of credit are required to be subject to a control arrangement pursuant to the Collateral Agreement.

3

15.         Motor Vehicles. No information is provided with respect to the motor vehicles and other goods (covered by certificates of title or ownership) since they are not required to be pledged pursuant to the Collateral Agreement.

16.         Insurance. Attached hereto as Schedule 16 is a true and correct list of all general liability, vessel and property insurance policies of the Company.

17.         Other Collateral. Attached hereto as Schedule 17 is a true and correct list of all of the following types of collateral, if any, owned or held by the Company: (a) all agreements and contracts with any Governmental Authority and (b) all ships and boats vessels, stating in each case, if such types of collateral are required to be pledged pursuant to the Collateral Agreement or any other Security Document.

4

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this ____ day of ________ , 2019.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:]

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[8]	Federal Taxpayer Identification Number	State of Formation

8       If none, so state.

1

Schedule 1(b)

Prior Organizational Names

[          ]

2

Schedule 1(c)

Changes in Corporate Identity; Other Names

[          ]

3

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	Country	State

4

Schedule 3

Transactions Other Than in the Ordinary Course of Business

[          ]

5

Schedule 4

File Search Reports

See attached.

6

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

7

Schedule 6

Filings/Filing Offices

Type of Filing[9]	Entity	Applicable Security Document	Jurisdictions

9       UCC-1 financing statement, intellectual property filing or other necessary filing.

8

Schedule 7(a)

Real Property

[          ]

9

Schedule 7(b)

Real Property Leases

[          ]

10

Schedule 9

(a) Equity Interests of the Company

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged

1

Schedule 10

Instruments and Tangible Chattel Paper

1.          Promissory Notes/Intercompany Notes:

[          ]

2.          Chattel Paper:

[          ]

2

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

[          ]

OTHER PATENTS:

[          ]

UNITED STATES TRADEMARKS:

[          ]

OTHER TRADEMARKS:

[          ]

3

Schedule 11(b)

Copyrights

[          ]

4

Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

[          ]

Trademark Licenses:

[          ]

Copyright Licenses:

[          ]

5

Schedule 11(d)

Intellectual Property Filings

[          ]

6

Schedule 12

Commercial Tort Claims

[          ]

7

Schedule 14

Letter of Credit Rights

[          ]

8

Schedule 16

Vessel and Property
Insurance

See attached.

9

Schedule 17

Other Collateral

(a) Agreements and Contracts with Governmental Authorities

[          ]

(b) Ships, Boats and Vessels

Description	Pledged [Yes/No]

10

Exhibit N

[FORM OF]
PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), the Lenders party thereto from time to time, Nordea Bank Abp, New York Branch, as administrative agent (together with its successors and assigns, in such capacity, the “Administrative Agent”) and as collateral agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Borrower or Fund Affiliate identified on Schedule 1 hereto as “Assignee” (the “Assignee”) agree as follows:

1.          The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Sections 10.04(i) and 10.04(j) thereof), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2.          The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of its respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Facilities. To the extent the Assignor has retained any interest in the Assigned Facility and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.          The Assignee (a) represents and warrants that it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby; and (b) represents and warrants that it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest.

4.          The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Permitted Loan Purchase Assignment and Acceptance, the Assigned Interest shall be deemed to be automatically and immediately (contributed to the Borrower, if applicable, and) cancelled and extinguished. The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest pursuant to Section 10.04(j) of the Credit Agreement.

5.          Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Assignee from and after the Effective Date.

6.          As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.          This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

8.          This Permitted Loan Purchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[NAME OF ASSIGNOR]		[NAME OF ASSIGNEE]

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Permitted Loan Purchase Assignment and Acceptance]

Accepted and Consented To:

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Permitted Loan Purchase Assignment and Acceptance]

Schedule 1
to Permitted Loan Purchase Assignment and Acceptance

Name of Assignor:  _____________________________________________

Name of Assignee:  _____________________________________________

Effective Date of Assignment:  ____________________________________

Principal Amount
Assigned of the	Percentage of Loan/Commitment
Term Facility	Assigned[1]

$_______	___._______%

1	Calculate the Loan/Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Term Loans of all the Lenders, or the aggregate Commitments of all the Lenders in respect of Term Loans, as applicable.

EXHIBIT O-1

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Nordea Bank Abp, New York Branch as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as appropriate. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT O-2

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Nordea Bank Abp, New York Branch as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as appropriate, or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as appropriate, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[ ]

EXHIBIT O-3

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Nordea Bank Abp, New York Branch as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as appropriate. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[ ]

EXHIBIT O-4

FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 10, 2019 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Nordea Bank Abp, New York Branch as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as appropriate, or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as appropriate, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[ ]

SCHEDULE 1.01(a)
IMMATERIAL SUBSIDIARIES

None.

SCHEDULE 2.01
COMMITMENTS

Lender	Delayed Draw Term Loan Commitment
NORDEA BANK ABP, NEW YORK BRANCH	$	[*]
MIZUHO BANK, LTD.	$	[*]
MUFG BANK, LTD.	$	[*]
skandinaviska enskilda banken ab (publ)	$	[*]
Total		$230,000,000.00

SCHEDULE 3.01
ORGANIZATION AND GOOD STANDING

None.

SCHEDULE 3.04
GOVERNMENTAL APPROVALS

None.

SCHEDULE 3.07(b)
POSSESSION UNDER LEASES

None.

SCHEDULE 3.07(c)
INTELLECTUAL PROPERTY

None.

SCHEDULE 3.08(a)
SUBSIDIARIES

Name	Jurisdiction of Organization	Owner	Percentage
NCL Corporation, Ltd.	Bermuda	Norwegian Cruise Line Holdings Ltd.	100%
Arrasas Limited	Isle of Man	NCL Corporation Ltd.	100%
NCL International, Ltd.	The Islands of Bermuda	Arrasas Limited	100%
Pride of Hawaii, LLC	Delaware	Arrasas Limited	100%
NCL America Holdings, LLC	Delaware	Norwegian Sextant Ltd	100%
NCL America LLC	Delaware	NCL America Holdings, LLC	100%
Pride of America Ship Holding, LLC	Delaware	NCL America Holdings, LLC	100%
NCLC Investments Canada Ltd.	British Columbia, Canada	NCL Corporation Ltd.	100%
NCL Australia Pty Ltd	Australia	NCL Corporation Ltd.	100%
NCL Singapore Pte. Ltd.	Singapore	NCL Corporation Ltd.	100%
NCL Japan KK	Japan	NCL Corporation Ltd.	100%
NCL Hong Kong Limited	Hong Kong	NCL Corporation Ltd.	100%
Norwegian Cruise Co. Inc.	Delaware	NCL Corporation Ltd.	100%
Norwegian Compass Ltd.	United Kingdom	NCL Corporation Ltd.	100%
Norwegian Sextant Ltd	United Kingdom	Norwegian Cruise Co. Inc.	100%
Norwegian Cruise Line India Private Limited	India	NCL Singapore Pte. Ltd.,	99.999%
		NCL International, Ltd.	0.001%
NCL (Bahamas) Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway One, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway Two, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway Three, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%

Name	Jurisdiction of Organization	Owner	Percentage
Breakaway Four, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Epic, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Jewel Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Gem, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Pearl, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Spirit, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Star Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Dawn Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Sun Limited	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Sky, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian USCRA, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo One, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo Two, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo Three, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo Four, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo Five, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Leonardo Six, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Seahawk One, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Seahawk Two, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%

Name	Jurisdiction of Organization	Owner	Percentage
Sixthman Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Eurosoft Corporation Limited	United Kingdom	NCL International, Ltd.	100%
Bermuda Tenders, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Eurosoft Cruise Line (Shanghai) Co., Ltd.	China	Eurosoft Corporation Limited	100%
Cruise Quality Travel Spain SL	Spain	NCL (Bahamas) Ltd.	100%
NCL (Guernsey) Limited	Guernsey	NCL (Bahamas) Ltd.	100%
NCL Construction Corp., Ltd.	The Islands of Bermuda	NCL (Bahamas) Ltd.	100%
NCLM Limited	Malta	NCL (Guernsey) Limited	100%
Norwegian Cruise Line Agência de Viagens Ltda.	Brazil	NCL (Bahamas) Ltd.,	90%,
		NCL International, Ltd.	10%
Future Investments, Ltd.	The Islands of Bermuda	Arrasas Limited	100%
Belize Investments Limited	St. Lucia	Future Investments, Ltd.	100%
Krystalsea Limited	British Virgin Islands	Belize Investments Limited	100%
Belize Island Holdings Ltd.	Belize	Belize Investments Limited,	99.99%,
		Future Investments, Ltd.	0.01%
Prestige Cruises International S. de R.L.	Panama	NCL Corporation Ltd.	99.99%,
		Norwegian Cruise Lines Holdings Ltd.	0.01%
Prestige Cruise Holdings S. de R.L.	Panama	Prestige Cruises International S. de R.L.	99.99%,
		NCL Corporation Ltd.	0.01%
Oceania Cruises S. de R.L.	Panama	Prestige Cruise Holdings S. de R.L.	99.99%,
		Prestige Cruises International S. de R.L.	0.01%

Name	Jurisdiction of Organization	Owner	Percentage
Classic Cruises, LLC	Delaware	Prestige Cruise Holdings S. de R.L.	100%
Classic Cruises II, LLC	Delaware	Prestige Cruise Holdings S. de R.L.	100%
Insignia Vessel Acquisition, LLC	Delaware	Oceania Cruises S. de R.L.	100%
Marina New Build, LLC	Marshall Islands	Oceania Cruises S. de R.L.	100%
Nautica Acquisition, LLC	Delaware	Oceania Cruises S. de R.L.	100%
Regatta Acquisition, LLC	Delaware	Oceania Cruises S. de R.L.	100%
Riviera New Build, LLC	Marshall Islands	Oceania Cruises S. de R.L.	100%
Sirena Acquisition	Cayman Islands	Oceania Cruises S. de R.L.	100%
OCI Finance Corp	Delaware	Oceania Cruises S. de R.L.	100%
Prestige Cruise Services, LLC	Delaware	Oceania Cruises S. de R.L.	100%
Prestige Cruises Air Services, Inc.	Florida	Oceania Cruises S. de R.L.	100%
O Class Plus One, LLC	Delaware	Oceania Cruises S. de R.L.	100%
O Class Plus Two, LLC	Delaware	Oceania Cruises S. de R.L.	100%
Seven Seas Cruises S. de R.L.	Panama	Classic Cruises, LLC,	50%,
		Classic Cruises II, LLC	50%
Explorer New Build, LLC	Delaware	Seven Seas Cruises S. de R.L.	100%
Explorer II New Build, LLC	Delaware	Seven Seas Cruises S. de R.L.	100%
Explorer III New Build, LLC	Delaware	Seven Seas Cruises S. de R.L.	100%
SSC Finance Corp	Delaware	Seven Seas Cruises S. de R.L.	100%
Mariner, LLC	Marshall Islands	Seven Seas Cruises S. de R.L.	100%
Navigator Vessel Company, LLC	Delaware	Seven Seas Cruises S. de R.L.	100%
Voyager Vessel Company, LLC	Delaware	Seven Seas Cruises S. de R.L.	100%
Prestige Cruise Services (Europe) Limited	United Kingdom	Seven Seas Cruises S. de R.L.	100%

SCHEDULE 3.08(b)
SUBSCRIPTIONS

None.

SCHEDULE 3.17
FILINGS/FILING OFFICES

Type of Filing	Entity	Applicable Security Document [Guarantee and Collateral Agreement or Other]	Jurisdictions
UCC-1	Pride of America Ship Holding, LLC	Guarantee and Collateral Agreement	Delaware
First Preferred Ship Mortgage	Pride of America Ship Holding, LLC	First Preferred Ship Mortgage	National Vessel Documentation Center

SCHEDULE 3.20
INSURANCE

1.	Marine Hull and Machinery, Hull and Freight Interests, War Risk Hull and War Risk Protection and Indemnity insurance covering the Mortgaged Vessel, as more fully described in Certificate to the Letter of Undertaking issued by [*]. dated on or about the Closing Date and delivered to the Collateral Agent, which is incorporated herein by reference.

2.	Protection and Indemnity insurance covering the Mortgaged Vessel, as more fully described in the Letters of Undertaking issued by [*] dated on or about the Closing Date and delivered to the Collateral Agent, which is incorporated herein by reference.

SCHEDULE 4.02(b)
LOCAL COUNSEL

1.	Clyde & Co LLP and Clyde & Co US LLP, Maritime counsel to the Loan Parties.

2.	Walkers Bermuda, Bermuda counsel to the Loan Parties.

SCHEDULE 6.01
INDEBTEDNESS

1.	Indenture dated December 14, 2016 between NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Trustee with respect to 4.75% Senior Notes due 2021.

2.	Credit Agreement dated November 18, 2010 and as amended and/or amended and restated by a first amendment dated May 31, 2012, among Breakaway One, Ltd. as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent and collateral agent and the other agents and parties named therein.

3.	Credit Agreement dated November 18, 2010 and as amended and/or amended and restated by a first amendment dated December 21, 2010 and a second amendment dated May 31, 2012, among Breakaway Two, Ltd. as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent and collateral agent and the other agents and parties named therein.

4.	Credit Agreement dated October 12, 2012 among Breakaway Three, Ltd. as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent, collateral agent and Hermes agent and the other agents and parties named therein.

5.	Credit Agreement dated October 12, 2012 and as amended and/or amended and restated by the Supplemental Agreement to the Credit Agreement dated July 26, 2016, among Breakaway Four, Ltd. as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent, collateral agent and Hermes agent and the other agents and parties named therein.

6.	Credit Agreement dated July 14, 2014 and as amended and/or amended and restated by the Supplemental Agreement to the Credit Agreement dated December 22, 2015, among Seahawk One Ltd., as Borrower, NCL Corporation Ltd., various lenders, KFW IPEX-Bank GmbH, as facility agent, collateral agent and Hermes agent, and the other agents and parties named therein.

7.	Credit Agreement dated July 14, 2014 and as amended and/or amended and restated by the Supplemental Agreement to the Credit Agreement dated December 22, 2015, among Seahawk Two Ltd., as Borrower, NCL Corporation Ltd., various lenders, KFW IPEX-Bank GmbH, as facility agent, collateral agent and Hermes agent, and the other agents and parties named therein.

8.	Facility Agreement dated July 18, 2008 and as amended and/or amended and restated by a supplemental agreement dated October 25, 2010 and the Amendment and Restatement Agreement dated October 31, 2014, among Marina New Build, LLC as Borrower, NCL Corporation Ltd., various lenders, Crédit Agricole Corporate and Investment Bank as agent and SACE agent and the other agents and parties named therein.

9.	Facility Agreement dated July 18, 2008 and as amended and/or amended and restated by a supplemental agreement dated October 25, 2010 and the Amendment and Restatement Agreement dated October 31, 2014, among Riviera New Build, LLC as Borrower, NCL Corporation Ltd., various lenders, Crédit Agricole Corporate and Investment Bank as agent and SACE agent and the other agents and parties named therein.

10.	Facility Agreement dated July 31, 2013 and as amended and/or amended and restated by the Amendment and Restatement Agreement dated October 31, 2014, among Explorer New Build, LLC as Borrower, NCL Corporation Ltd., various lenders, Crédit Agricole Corporate and Investment Bank as agent, SACE agent and security trustee and the other agents and parties named therein.

11.	Loan Agreement dated September 22, 2006 and as amended and/or amended and restated by the Supplemental Deed dated June 1, 2012 and the amendment letter dated November 27, 2015, among Norwegian Epic, Ltd. as Borrower, NCL Corporation Ltd., BNP Paribas, as the agent and BNP Paribas, Crédit Agricole Corporate and Investment Bank, HSBC France and Société Générale, as mandated lead arrangers and lenders.

12.	Loan Agreement dated March 30, 2016, among Explorer II New Build, LLC as Borrower, various lenders, Crédit Agricole Corporate and Investment Bank as agent, SACE agent and security trustee and the other agents and parties named therein.

13.	Loan Agreement dated April 12, 2017, and as amended and restated on 21 November, 2017, among Leonardo One, Ltd. as Borrower, various lenders, Crédit Agricole Corporate and Investment Bank as agent, SACE agent and security trustee and the other agents and parties named therein, as guaranteed by NCL Corporation Ltd.

14.	Loan Agreement dated April 12, 2017, and as amended and restated on 21 November, 2017, among Leonardo Two, Ltd. as Borrower, various lenders, Crédit Agricole Corporate and Investment Bank as agent, SACE agent and security trustee and the other agents and parties named therein, as guaranteed by NCL Corporation Ltd.

15.	Loan Agreement dated April 12, 2017, and as amended and restated on 21 November, 2017, among Leonardo Three, Ltd. as Borrower, various lenders, BNP Paribas S.A. as agent, SACE agent and security trustee and the other agents and parties named therein, as guaranteed by NCL Corporation Ltd.

16.	Loan Agreement dated April 12, 2017, and as amended and restated on 21 November, 2017, among Leonardo Four, Ltd. as Borrower, various lenders, BNP Paribas S.A. as agent, SACE agent and security trustee and the other agents and parties named therein, as guaranteed by NCL Corporation Ltd.

17.	Fourth Amended and Restated Credit Agreement dated January 2nd, 2019, among NCL Corporation Ltd. and Voyager Vessel Company, LLC as Co-Borrowers, various lenders, JP Morgan Chase Bank N.A. as administrative agent and collateral agent, and the other parties named therein.

SCHEDULE 6.02(b)
LIENS

None.

SCHEDULE 6.04
INVESTMENTS

None.

SCHEDULE 6.07
TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 6.09
CONTRACTUAL ENCUMBRANCES

1.	The Indebtedness set forth on Schedule 6.01 hereof.

SCHEDULE 10.01
NOTICE INFORMATION

Loan Parties’ Address:

7665 Corporate Center Drive
Miami, Florida 33126
United States of America
Attn: Mark Kempa
Tel. No.: (305) 436-4932
Fax No.: (305) 436-4140
Email: mkempa@nclcorp.com

and

Attn: Daniel Farkas
Tel. No.: (305) 436-4690
Fax No.: (305) 436-4117
Email: dfarkas@ncl.com

With copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York NY 10019-6064
Attn: Brad Finkelstein
Tel No: (212) 373-3074
Fax No: (212) 492-0074
Email: bfinkelstein@paulweiss.com

Administrative and Collateral Agent’s Address:

Nordea Bank Abp, New York Branch
1211 Avenue of the Americas
23rd Floor New York, NY 10036
Email: agency.soosid@nordea.com

For billing/funding notices:

Racquel Breg

Nordea Bank Abp, New York Branch
1211 Avenue of the Americas
23rd Floor New York, NY 10036
Phone 212-318-9582
Fax 212-750-9188
DLNY-NY-CADLoan@nordea.com